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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
AMPEX CORPORATION
(Name of Registrant as Specified In Its Charter)

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1228 Douglas Avenue
Redwood City, California 94063

April 29, 2005

To Our Stockholders:

        You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Ampex Corporation, to be held at The Peninsula Hotel, located at 700 Fifth Avenue and 55th Street, New York, New York 10019, on Friday, June 10, 2005 at 10:00 a.m.

        The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of 2005 Annual Meeting of Stockholders and proxy statement. A proxy card, as well as a copy of the Company's 2004 Annual Report, is included with the proxy statement. These materials are being sent to stockholders on or about April 29, 2005.

        It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend. Accordingly, please take a moment now to complete, sign, date and mail the enclosed proxy card.

        We look forward to seeing you at the Meeting.

                      Sincerely,

                      Edward J. Bramson
                       Chairman

1228 Douglas Avenue
Redwood City, California 94063

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Ampex Corporation, a Delaware corporation (the "Company"), will be held at The Peninsula Hotel, located at 700 Fifth Avenue and 55th Street, New York, New York 10019, on Friday, June 10, 2005 at 10:00 a.m. for the following purposes:

  1.
  To elect one Class II director to serve until the 2008 Annual Meeting of Stockholders.

  2.
  To vote on a proposal to amend the Company's 1992 Stock Incentive Plan (the "Plan") to increase the maximum number of shares of Class A Common Stock authorized for issuance under the Plan from 412,500 shares to 712,500 shares.

  3.
  To vote on a proposal to ratify the selection of BDO Seidman, LLP as the Company's independent registered public accounting firm for the current fiscal year.

  4.
  To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        Only stockholders of record at the close of business on April 20, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                      By Order of the Board of Directors

                      Edward J. Bramson
                       Chairman

Redwood City, California
April 29, 2005

        Whether or not you expect to attend the Annual Meeting, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope.

TABLE OF CONTENTS

VOTING RIGHTS	2
SOLICITATION AND REVOCABILITY OF PROXIES	3
COMPANY BACKGROUND	3
PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTOR	4
BACKGROUND	4
ELECTION OF CLASS II DIRECTOR	4
DIRECTORS/NOMINEE	5
CLASS I DIRECTORS	5
CLASS II DIRECTOR/NOMINEE	6
CLASS III DIRECTORS	6
BOARD AND COMMITTEE MEETINGS	6
STOCKHOLDER COMMUNICATIONS WITH THE BOARD	8
DIRECTORS' COMPENSATION	8
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	8
CODE OF ETHICS	9
PROPOSAL NO. 2—AMENDMENT OF 1992 STOCK INCENTIVE PLAN	9
1992 STOCK INCENTIVE PLAN	10
PROPOSAL NO. 3—MDARATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	14
AUDIT FEES	16
AUDIT RELATED FEES	16
TAX FEES	16
ALL OTHER FEES	16
PRE-APPROVAL BY AUDIT COMMITTEE	16
WORK PERFORMED BY BDO'S FULL-TIME, PERMANENT EMPLOYEES	16
AUDIT COMMITTEE REPORT	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
GENERAL	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	18
SECURITY OWNERSHIP OF MANAGEMENT	20
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21
COMPENSATION OF EXECUTIVE OFFICERS	21
SUMMARY OF COMPENSATION	21
SUMMARY COMPENSATION TABLE	21
TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	22
OPTION/SAR GRANTS	22
OPTION/SAR EXERCISES AND VALUES	23
PENSION PLAN	23
COMPENSATION COMMITTEE REPORT	25
STOCK PERFORMANCE GRAPH	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING	30
OTHER BUSINESS	30
"HOUSEHOLDING" OF DOCUMENTS	30
ANNUAL REPORT ON FORM 10-K	30
ANNEX A—AUDIT COMMITTEE CHARTER	32
ANNEX B—1992 STOCK INCENTIVE PLAN	38

ENCLOSURE:                                                 Ampex Corporation 2004 Annual Report

AMPEX CORPORATION

PROXY STATEMENT

April 29, 2005

        The Board of Directors of Ampex Corporation, a Delaware corporation (referred to throughout this proxy statement as "Ampex," the "Company," "we" or "our"), is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders to be held at The Peninsula Hotel, located at 700 Fifth Avenue and 55th Street, New York, New York 10019, on Friday, June 10, 2005 at 10:00 a.m. (the "2005 Annual Meeting" or the "Meeting"). Only holders of record of our Class A Common Stock, $0.01 par value per share ("Class A Stock"), at the close of business on April 20, 2005 will be entitled to vote. This proxy statement and the accompanying proxy card or voter instruction form were first mailed to stockholders on or about April 29, 2005. An Annual Report containing all the information specified under the applicable rules of the Securities and Exchange Commission (the "SEC") was mailed to each stockholder concurrently with a copy of this proxy statement.

VOTING RIGHTS

        Only holders of record of our Class A Stock at the close of business on April 20, 2005 (the "Record Date") are entitled to notice of, and to vote at, the 2005 Annual Meeting. At the close of business on the Record Date, there were 3,700,378 shares of Class A Stock outstanding and entitled to vote, and no shares held in treasury. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Class A Stock entitled to vote at the Meeting (1,850,190 shares) will constitute a quorum for the transaction of business. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, each holder of Class A Stock will be entitled to one vote for each share held as of the Record Date. Directors will be elected by a plurality of the votes cast in the election of directors. Shares of Class A Stock may not be voted cumulatively for the election of directors. Approval of Proposal No. 2 and Proposal No. 3 will require the affirmative vote of the holders of a majority of the shares of Class A Stock present, in person or by proxy, and entitled to vote at the Meeting.

        If you properly sign and return the enclosed proxy card, your shares represented thereby will be voted. If you specify in the proxy card how your shares are to be voted, they will be voted as specified. If you do not specify how your shares are to be voted, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board's recommendations are set forth below the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

  •
  for our nominee for election to the Board (see Proposal No. 1);

  •
  for amendment of the Company's 1992 Stock Incentive Plan (see Proposal No. 2); and

  •
  for ratification of the selection of BDO Seidman, LLP as the Company's independent registered public accounting firm for fiscal 2005 (see Proposal No. 3).

        All of the foregoing matters have been proposed by Ampex, and none of them are related to or conditioned on the approval of any other matters. With respect to any other matters that properly come before the Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

        Our transfer agent will tabulate all votes cast. Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal (other than with respect to the proposal relating to the election of directors). Brokerage firms, banks and other nominees have authority to vote their customers' unvoted shares on some "routine" matters. We believe that Proposal 1 and Proposal 3 are routine matters, and Proposal 2 is a non-routine matter. If you are a beneficial owner of Class A Stock and you hold your shares in a brokerage account in the broker's name or through a bank or other nominee (i.e., in "street name"), and you don't vote your shares, the nominee may exercise discretion to vote your shares for or against a routine proposal or to leave your shares unvoted. If the nominee entitled to vote your shares leaves them unvoted or does not have discretionary voting authority to vote on a specific proposal, it is called a "broker non-vote." A broker non-vote will be counted as present in determining whether a quorum exists, but will be disregarded in determining whether a proposal has been approved.

SOLICITATION AND REVOCABILITY OF PROXIES

        Ampex is soliciting proxies in the enclosed form, and will pay the expenses of soliciting such proxies. Following the original mailing of the proxies and other soliciting materials, Ampex and/or its agents may also solicit proxies by mail, telephone, telegraph, facsimile or in person. We do not currently expect that we will retain a proxy solicitation firm. Following the original mailing of the proxies and other soliciting materials, we will request brokers, custodians, nominees and other record holders of our Class A Stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Class A Stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

        If you sign a proxy in the form accompanying this proxy statement, you will have the power to revoke it prior to the 2005 Annual Meeting, or at the Meeting prior to the vote pursuant to the proxy. You may revoke your proxy by: (i) delivering a written notice to the Company stating that the proxy is revoked; (ii) executing a subsequent proxy in the same name and presenting it at the Meeting; or (iii) attending the Meeting and voting in person. If your shares are held of record by a bank, broker or other nominee (i.e., in "street name") and you wish to vote at the Meeting, you must obtain from the record holder a proxy issued in your name.

COMPANY BACKGROUND

        Ampex is a leading innovator and licensor of visual information technology. During our 60-year history, we have developed substantial proprietary technology relating to the electronic storage, processing and retrieval of data, particularly images. We currently hold approximately 600 patents and patent applications covering digital image-processing, digital image compression and recording technologies. We leverage our investment in technology through our corporate licensing division, which licenses our patents to manufacturers of consumer electronics products. Through our wholly-owned subsidiary, Ampex Data Systems Corporation ("Data Systems"), we also incorporate this technology in the design and manufacture of very high performance data storage products, principally used in intelligence gathering and defense applications to gather digital images and other data from aircraft, satellites and submarines.

        We have two business segments, which we refer to as our Recorders segment and our Licensing segment. Our Recorders segment primarily includes the sale and service of data acquisition and instrumentation recorders (which record data, principally images rather than computer information), and to a lesser extent mass data storage products, all of which are made by our manufacturing subsidiary, Data Systems. Our Licensing segment involves the licensing of our intellectual property to manufacturers of consumer digital video products through our corporate licensing division.

        We incorporated in Delaware in January 1992 as the successor to a business originally organized in 1944. References to "Ampex," the "Company," "we" or "our" include subsidiaries and predecessors of Ampex Corporation, unless the context indicates otherwise.

PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTOR

Background

        The number of directors comprising our full Board of Directors is five, divided into three classes, designated Class I, Class II and Class III. The Class I directors (Edward J. Bramson and William A. Stoltzfus, Jr.) were elected at the 2004 Annual Meeting of Stockholders for three-year terms that will expire at the 2007 Annual Meeting of Stockholders. The Class II director (Douglas T. McClure, Jr.) to be elected at the 2005 Annual Meeting will serve for a three-year term that will expire at the 2008 Annual Meeting of Stockholders. The Class III directors (Craig L. McKibben and Peter Slusser) were elected at the 2003 Annual Meeting of Stockholders for three-year terms that will expire at the 2006 Annual Meeting. A director may not be removed from office before the expiration of his elected term except for cause, and only with the approval of the holders of a least 80% of the Company's voting stock.

        Our current Class II director, Mr. McClure, has been nominated for reelection as Class II director by a majority of the independent directors serving on the Board. (See "Board and Committee Meetings—Nominations for Directors," below.) Following the 2005 Annual Meeting, we will have two Class I directors, one Class II director and two Class III directors constituting the full Board.

Election of Class II Director

        At the 2005 Annual Meeting, stockholders will elect one Class II director who will hold office until the 2008 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation, removal for cause or death. The Class II director will be elected by a plurality vote of the holders of Class A Stock represented and voting at the Meeting. Shares represented by the accompanying proxy will be voted for the election of the nominee recommended by our management, unless the proxy is marked in such a manner as to withhold authority to so vote. If a nominee for any reason is unable to serve or for good cause will not serve, the Board may designate a substitute nominee, in which case the persons named as proxies will vote for the substitute nominee designated by the Board. We are not aware that our nominee will be unable to, or for good cause will not, serve as director.

Directors/Nominee

        Certain information concerning our incumbent directors, as well as the nominee for election as Class II director, is set forth below.

Name of Director	Age	Principal Occupation	Director Since
Class I Directors:
Edward J. Bramson(1)	54	Director, Chairman of the Board and Chief Executive Officer of the Company	1992
William A. Stoltzfus, Jr.(2)(3)(4)	80	Retired Vice President, Chemical Bank	1992
Class II Director/Nominee:
Douglas T. McClure, Jr.(2)(3)(4)	52	Partner, Andersen and Company, LLC	1995
Class III Directors:
Craig L. McKibben(1)	54	Director, Vice President, Chief Financial Officer and Treasurer of the Company	1992
Peter Slusser(2)(3)(4)	75	President and Chief Executive Officer, Slusser Associates, Inc.	1992

(1)
Member of Executive Committee.

(2)
Member of Audit Committee.

(3)
Member of Compensation Committee.

(4)
Member of Stock Incentive Plan Committee and Stock Bonus Plan Committee.

Class I Directors

        Edward J. Bramson is our Chairman of the Board and Chief Executive Officer. He has been an officer and director of the Company since 1987, and since January 1991 has been Chief Executive Officer of the Company. Mr. Bramson is also President and a director of AFC Holdings Corporation, a wholly-owned subsidiary of the Company. In addition, he serves as Chairman and Chief Executive Officer of Sherborne Holdings Incorporated, Sherborne & Company Incorporated and Second Jeffson Corporation (formerly known as Sherborne Capital Incorporated), and is a limited partner of Newhill Partners, L.P. These entities, which are private investment holding companies, may be deemed to be affiliates of Ampex. Mr. Bramson is also an executive officer, director and stockholder of HIP-IV Incorporated ("HIP-IV"), which acts as general partner and managing member, respectively, of Hanover Investors-IV, L.P., a Bermuda limited partnership, and Hanover Investors Partners-V, LLC, a Delaware limited liability company. HIP-IV is a privately-held company which seeks to invest, directly or indirectly, in securities of other publicly-traded companies. In addition, Mr. Bramson is director of Hillside Capital Incorporated, a private industrial holding company with which he has been associated since 1976, and was chairman from October 2003 to July 2004, and a non-executive director from July 2004 to April 2005, of 4imprint Group, plc, a company listed on the London Stock Exchange.

        William A. Stoltzfus, Jr. has been a director of Ampex since September 1992. Mr. Stoltzfus was a Vice President of Chemical Bank from 1984 through his retirement in 1992, where he was responsible for marketing the bank's products in the Middle East. From 1972 to 1976, Mr. Stoltzfus was the U.S. Ambassador to Kuwait.

Class II Director/Nominee

        Douglas T. McClure, Jr., the Class II director, has been a director of Ampex since February 1995. Mr. McClure has been a partner with Andersen and Company, LLC, a merchant banking firm, since January 2002. Prior to that, he was a Managing Director of The Private Merchant Banking Company, a position he held since February 1996. From 1992 to 1994, he was a Managing Director of New Street Capital Corporation, a merchant banking firm, and from 1987 to 1992, he was a Managing Director of Drexel Burnham Lambert Incorporated.

Class III Directors

        Craig L. McKibben is Vice President, Chief Financial Officer and Treasurer of Ampex. Mr. McKibben has been an officer and a director of Ampex since 1989. He also serves in the following capacities with our other subsidiaries: Vice President and Treasurer of Ampex Data Systems Corporation; director, President and Chief Financial Officer of Ampex Finance Corporation; Vice President and Treasurer of AFC Holdings Corporation; and director, Vice President and Treasurer of Ampex Holdings Corporation. Mr. McKibben is also an officer and director of Sherborne Holdings Incorporated and Sherborne & Company Incorporated, an officer of Second Jeffson Corporation, and an officer and stockholder of HIP-IV. From 1983 to 1989, he was a partner at the firm of Coopers & Lybrand L.L.P., a predecessor of PricewaterhouseCoopers LLP, independent public accountants.

        Peter Slusser has been a director of Ampex since March 1992. Since July 1988, Mr. Slusser has been the President and Chief Executive Officer of Slusser Associates, Inc., a private investment banking company. From December 1975 to March 1988, he was Managing Director and Head of Mergers and Acquisitions for PaineWebber Incorporated. Mr. Slusser currently serves as a director of Sparton Corporation, an undersea defense products and electronics contract manufacturer. He is also a director of Sherborne Holdings Incorporated.

        The Board recommends a vote FOR the election of Douglas T. McClure, Jr. as Class II director.

Board and Committee Meetings

        The Company's policy is to encourage members of our Board of Directors to devote adequate time and attention to fulfilling their responsibilities as directors, including by attending meetings of our stockholders, Board and Board committees on which they serve. During the year ended December 31, 2004, our Board met six times. Each director who served on the Board during fiscal 2004 attended at least 75% of the total number of meetings of the Board and Board committees on which he served. All of our Board members attended our 2004 Annual Meeting of Stockholders in New York, New York.

        Standing committees of the Board include an Executive Committee, an Audit Committee (established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), a Compensation Committee, a Stock Incentive Plan Committee and a Stock Bonus Plan Committee. The Board does not have a nominating committee. See "Nominations for Directors," below.

        Executive Committee.    Messrs. Bramson and McKibben are currently members of the Executive Committee. The Executive Committee generally is authorized to exercise all power and authority of the Board to the extent permitted by Delaware law, except for amending our Certificate of Incorporation or By-Laws, issuing stock or taking certain actions relating to a corporate merger, consolidation or dissolution. The Executive Committee did not meet during fiscal 2004.

        Audit Committee.    Messrs. McClure, Slusser and Stoltzfus are currently members of the Audit Committee. Each of them is "independent," within the meaning of the listing standards of The NASDAQ Stock Market, Inc. ("Nasdaq"). The Board has determined that each of Messrs. McClure and Slusser qualifies as an "audit committee financial expert" within the meaning of the SEC regulations. The functions of the Audit Committee are described below under the heading "Report of the Audit Committee," and its charter is attached to this proxy statement as Annex A. The Audit Committee met seven times during fiscal 2004.

        Compensation Committee.    Messrs. McClure, Slusser and Stoltzfus are currently members of the Compensation Committee. The Compensation Committee determines salaries and other compensation for our executive officers (except for compensation under the 1992 Stock Incentive Plan and the 2000 Stock Bonus Plan, which is determined by the Stock Incentive Plan Committee and the Stock Bonus Plan Committee, respectively). Mr. Bramson resigned from the Compensation Committee in March 2005. Prior to his resignation, Mr. Bramson abstained from decisions regarding his own compensation. The Compensation Committee met twice during fiscal 2004.

        Stock Incentive Plan Committee.    Messrs. McClure, Slusser and Stoltzfus are currently members of the Stock Incentive Plan Committee. The function of the Stock Incentive Plan Committee is to administer our 1992 Stock Incentive Plan and any successor or additional stock incentive plans. The Stock Incentive Plan Committee met four times during fiscal 2004.

        Stock Bonus Plan Committee.    Messrs. McClure, Slusser and Stoltzfus are currently members of the Stock Bonus Plan Committee. The Stock Bonus Plan Committee administers and has the power to interpret our 2000 Stock Bonus Plan. Upon recommendation of management, the Stock Bonus Plan Committee has the power to determine the individuals eligible to receive awards under the 2000 Stock Bonus Plan, and the terms of those awards, subject to the limits set forth in the 2000 Stock Bonus Plan. The Stock Bonus Plan Committee did not meet during fiscal 2004.

        Nominations for Directors.    The Board does not have a nominating committee or a committee performing a similar function. Nominations for election to the Board of Directors are made by a majority of the "independent" directors (within the meaning of the Nasdaq listing standards) serving on the Board. These directors currently are Messrs. McClure, Slusser and Stoltzfus. During 2003, our Class A Stock ceased to be listed on AMEX and is currently listed for quotation on the OTC Bulletin Board. Accordingly, we are not subject to any exchange rules requiring our Board to designate a nominating committee. Current AMEX and Nasdaq rules permit Board nominations to be made by a majority of independent directors. In view of these facts, the Board has determined that it is appropriate not to have a separate nominating committee.

        The independent directors operate under the Company's Policy Regarding Director Nominations and Stockholder Communications with the Board, rather than a formal charter, and this policy is available on our website (www.ampex.com). As set forth in the policy, the independent directors review the composition of the Board at least annually, and recommend nominees for election to the Board at each Annual Meeting of Stockholders, or to fill vacancies as they occur. The independent directors identify and evaluate potential nominees by considering candidates recommended by the Company's Board, management, stockholders or third parties, which may from time to time include executive or other search firms.

        Stockholders may recommend director candidates by submitting the name and pertinent information about each candidate to the Board in accordance with the procedures described below under "Stockholder Communications with the Board." The independent directors will consider such candidates, and will evaluate them on the same basis as candidates recommended by the Board, management or third parties. Stockholders of record may also nominate directors for election to the Board by following the procedures described in our By-Laws.

        In evaluating potential nominees, the independent directors consider the qualifications and skills described in the policy, including:

  •
  the candidate's intelligence, integrity, strength of character and ability to act ethically and exercise his or her best business judgment;

  •
  the candidate's ability to cooperate with other Board members and evaluate management's performance in an unbiased manner, and to perform a director's oversight responsibilities; and

  •
  whether the candidate has significant, broad-based experience with other organizations in such fields as business, finance, banking, government, science or technology, and has a proven record of accomplishment.

        The independent directors also consider such other relevant factors as they deem appropriate, including the current Board composition, whether the candidate would qualify as independent and/or as an "audit committee financial expert," the candidate's other board service and business and professional commitments, and potential conflicts of interest.

Stockholder Communications with the Board

        As described above, our Board of Directors has adopted a Policy Regarding Director Nominations and Stockholder Communications with the Board, a copy of which is available on our website (www.ampex.com). Under the policy, stockholders who wish to contact the Board or any individual Board members may do so by writing to the Company's Secretary, Joel D. Talcott, Esq., at 1228 Douglas Avenue, Redwood City, CA 94063. The Secretary will collect and organize all stockholder communications, and determine which of them will be relayed to the Board or individual members, as appropriate, depending upon the specific facts and circumstances outlined in each communication, and any processing instructions that the Secretary may have received from time to time from the Board or individual Board members. For example, communications relating to the Company's accounting, internal controls and auditing matters may be referred to the Audit Committee or its individual members for review.

Directors' Compensation

        Directors who are officers of Ampex receive no additional compensation for serving on our Board of Directors or any Board committee. For 2004, we paid a quarterly retainer to non-employee directors of $5,000 each for service on the Board and Board committees, and reimbursed them for their related out-of-pocket expenses. We also granted to each non-employee director a nonqualified option to acquire 10,000 shares of Class A Stock, at an exercise price of $1.90 per share. These options will become vested in full on the date of the 2005 Annual Meeting, and will expire 15 months thereafter.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2004, Messrs. Bramson, McClure, Slusser and Stoltzfus served as members of the Board's Compensation Committee. Although Mr. Bramson, our Chairman and Chief Executive Officer, resigned from the Compensation Committee in March 2005, he served as one of its members during fiscal 2004, but did not participate in decisions of the Compensation Committee with respect to his own compensation. During our 2004 fiscal year, we held certain secured promissory notes issued by First Jeffson Corporation ("FJC") and Second Jeffson Corporation ("SJC"), each of which is an affiliated corporation controlled by Mr. Bramson. In March 2004, we foreclosed on the collateral securing the FJC notes, and received certain other assets in connection with the foreclosure. We also invested approximately $1.0 million and engaged in certain other transactions with HIP-IV and its affiliates, each of which entities is also affiliated with Messrs. Bramson and McKibben. These transactions are more fully described below under the caption "Certain Relationships and Related Transactions."

        During fiscal 2004, Mr. McKibben was an executive officer of Ampex and a director of Sherborne Holdings Incorporated ("SHI") and Sherborne & Company Incorporated ("SCI"), each of which, during 2004, had an executive officer (Mr. Bramson) who served as a director of Ampex and on its Compensation Committee. In addition, during fiscal 2004, Mr. Bramson was an executive officer of Ampex, and a director of SHI, SCI, FJC, SJC and HIP-IV. During fiscal 2004, each of these entities had an executive officer (Mr. McKibben) who served as a director of the Company.

Code of Ethics

        We have a Proper Business Practices Policy, which is a code of business conduct and ethics that applies to all of our employees, including our Chief Executive Officer, our Chief Financial Officer and our Controller. The policy relates to legal compliance, conflicts of interest, record-keeping, financial reporting and other matters. Our Board has also adopted a Code of Ethics specifically for our CEO and all financial officers and executives, including our CFO and Controller. The Code of Ethics supplements the Proper Business Practices Policy and is intended to promote ethical conduct and compliance with law and to deter wrongdoing and conflicts of interest. The text of these documents is available on our website (www.ampex.com). We may post certain amendments to or waivers from these policies on our website. Please note, however, that the information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement.

PROPOSAL NO. 2—AMENDMENT OF 1992 STOCK INCENTIVE PLAN

        Our 1992 Stock Incentive Plan, as amended through April 19, 2005 (the "Plan"), provides for the granting of stock options and stock appreciation rights with respect to our Class A Stock to directors, executive officers and other key employees, as well as to certain consultants, advisors and service providers. A detailed description of the Plan is set forth below. As currently in effect, the Plan permits the issuance of up to 412,500 shares of Class A Stock upon exercise of awards granted under the Plan. On March 18, 2005, our Board of Directors approved an amendment to the Plan to increase the number of shares available for issuance under the Plan from 412,500 to 712,500 (the "Plan Amendment"), subject to approval by our stockholders at the 2005 Annual Meeting.

        The purpose of the Plan is to provide incentives for participating employees to maximize stockholder value and to provide compensation to participants that is based on our performance, as measured by the price of our Class A Stock. Through the Plan, the long-range interests of key employees are aligned with the interests of our stockholders as these employees build an ownership interest in the Company. We believe that the Plan has been a very important compensation vehicle and that the number of shares available for issuance must be increased to enable us to attract and retain highly qualified employees. In recommending the Plan Amendment, the Board considered a variety of factors, including the limited availability of shares available for option grants under the Plan, and the fact that we have not requested any similar increases under the Plan since 1999.

        As of March 31, 2005, we had approximately 39,292 shares available for option grants under the Plan, and approximately 215,475 shares subject to issuance upon the exercise of outstanding stock options granted under the Plan. Together, these shares represent approximately 7% of our total outstanding Class A Stock as of that date. If the proposed increase is approved, this percentage will increase to approximately 15%. The 300,000 share increase represents approximately 8% of the Company's total outstanding Class A Stock as of March 31, 2005. The Board believes that the proposed Plan Amendment is in the best interests of the Company and its stockholders.

        Our executive officers and directors have an interest in approval of this Proposal, because additional shares will be available for grants of awards to these individuals under the Plan if this Proposal is approved.

        Approval of this Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Class A Stock represented and voting at the Meeting.

The Board recommends a vote FOR this proposal.

1992 Stock Incentive Plan

        Set forth below is a summary of the principal features of the Plan.

        Background.    The purpose of the Plan is to secure for Ampex and our stockholders the benefits arising from the ownership of Ampex stock options and stock appreciation rights by directors and key employees (including officers) of Ampex (and of any parent or subsidiary corporations) who are expected to contribute to our future growth and success. The Plan was adopted by our Board of Directors and stockholders on July 16, 1992, and provided for the granting of awards until July 15, 2002. At the 1995, 1996 and 1999 Annual Meetings of Stockholders, the stockholders approved amendments to the Plan to increase the number of shares authorized for issuance under the Plan, most recently to 8,250,000 shares. At the 2002 Annual Meeting of Stockholders, the stockholders approved an amendment to the Plan to extend the termination date of the Plan for an additional ten years, to May 23, 2012. In 2003, we effected a one-for-twenty reverse stock split, as a result of which the maximum number of shares available for issuance under the Plan was reduced from 8,250,000 to 412,500. On April 19, 2005, we amended the Plan to conform to new rules relating to deferred compensation under the American Jobs Creation Act of 2004. See "New Law Affecting Deferred Compensation." The Plan is administered by the Stock Incentive Plan Committee of our Board of Directors (the "Committee"). See "Board and Committee Meetings," above.

        Effective Date and Duration of the Plan.    The Plan became effective on July 16, 1992, the date of its approval by the Company's Board of Directors and stockholders. On May 24, 2002, the termination date of the Plan was extended until the earlier of (i) May 23, 2012, which is the day before the tenth anniversary of its adoption by our Board and stockholders, or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of awards granted under the Plan. Awards may be granted under the Plan at any time before the termination date of the Plan.

        Types of Awards.    Under the Plan, we may grant awards with respect to a maximum of 412,500 shares of our Class A Stock ("Awards"), subject to adjustment as provided in the Plan. This number will increase to 712,500 if the Plan Amendment is approved at the Annual Meeting. Awards may be either options ("Options") or stock appreciation rights ("Rights"). Options may be either incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NQSOs") not meeting the requirements of Section 422 of the Code. Rights may be either an alternative to or in tandem with the exercise of all or any portion of an Option granted to a Rights holder ("Tandem Rights") or independent of any Options granted ("Non-Tandem Rights"). We do not receive any payments from Award recipients upon the grant of Awards.

        An Option entitles the holder thereof to purchase shares of our Class A Stock upon exercise of the Option and payment of the exercise price. A Right entitles the holder thereof to receive, upon exercise of the Right, shares of Class A Stock equal in value to the difference between the fair market value on the date of grant of the number of shares covered by the Right and the fair market value of such shares on the date of exercise plus cash for any fractional share.

        Eligibility.    Awards may be granted to officers, employees, directors, consultants, advisors and other service providers of Ampex or of any "parent" or "subsidiary" of Ampex (as defined in the Plan). However, only employees may receive ISOs, and consultants, advisors and service providers who receive awards must have provided bona fide services to Ampex, other than in connection with the offer and sale of securities in a capital raising transaction. As of March 31, 2005, 113 employees (including two employees who are also directors), three non-employee directors and two consultants were eligible to receive Awards.

        Terms of Awards.    Subject to the terms of the Plan, the Committee determines who will receive each Award, the number of shares subject to each Award, the grant date, the exercise price, the expiration date, the vesting and other terms and conditions of the Award. For NQSOs, the exercise price must be at least equal to 100% of the fair market value per share of our Class A Stock on the date the NQSO is granted. For ISOs, the exercise price also must be at least equal to 100% of such fair market value on the date of grant, or 110% of such fair market value for an ISO granted to a person owning 10% or more of the total combined voting power of all classes of our stock or the stock of any parent or subsidiary of Ampex (a "10% Stockholder"). On March 31, 2005, the fair market value of our Class A Stock was $40.00 per share. Awards granted under the Plan must be exercised within ten years of the grant date, except that an ISO granted to a 10% Stockholder must be exercised within five years of the grant date. Unless otherwise specified by the Committee for a particular Award, Awards vest over four years at the rate of 25% each year after the date of grant, provided that the Award recipient is continuously employed by us during that time. Each Award is evidenced by a Stock Option Agreement (for Options) or a Rights Agreement (for Rights). At the 1995 Annual Meeting of Stockholders, the stockholders approved an amendment of the Plan that limits awards under the Plan to any participant during a fiscal year to 1,663,645 shares (representing 5% of the shares of Common Stock that were outstanding as of the date the amendment was approved). This award limit was subsequently adjusted to 83,182 shares as a result of the 2003 reverse stock split.

        To exercise an Award, the holder must deliver to us a written notice of exercise along with full payment required for exercise (if applicable). For shares purchased upon exercise of an Option, payment may be made in any manner specified by the Committee and permissible under applicable law.

        If an Award holder's employment or other association with us is terminated for any reason, any outstanding Award, to the extent that it was exercisable on the date of such termination, may be exercised by the holder within three months after such termination (or such shorter time as may be specified in the Award agreement), but in no event later than the expiration of the Award. If an Award holder's association with us is terminated because of the holder's death or disability, an Award may be exercised within twelve months after such termination (or such shorter time as may be specified in the Award Agreement), but in no event later than the expiration of the Award.

        Amendment of the Plan.    The Committee may amend the Plan at any time and in any respect, except that the Committee cannot amend the Plan to increase the number of shares available for ISO grants under the Plan or to change the designation or class of employees eligible to receive ISOs, without the approval of our stockholders.

        Outstanding Awards.    As of March 31, 2005, there were Options outstanding with respect to 215,475 shares. There were no outstanding Rights. No associates of any directors, executive officers or nominees for director have received any Awards. No person other than those indicated in the table below have received five percent or more of the Awards available for grant under the Plan. Awards that will be granted in the future to the individuals and groups indicated in the table below cannot be determined at this time, since all such decisions are within the discretion of the Committee. However, as indicated above, the Committee may not grant Awards to any participant (including any executive officers) during any fiscal year with respect to more than 83,182 shares.

        Options granted during fiscal 2004 under the Plan were allocated among holders as set forth in the table below. Because the Committee has full discretion with respect to the allocation of Awards among the individuals and groups identified in the table, such allocations could be changed by the Committee at any time with respect to future grants of Awards, without amendment of the Plan and without approval by our Board or stockholders.

PLAN BENEFITS
1992 STOCK INCENTIVE PLAN
2004 OPTION GRANTS

Name and Position	Dollar Value ($)(1)	Number of Shares
Edward J. Bramson, Chairman and Chief Executive Officer	$0	50,000
Robert Atchison, Vice President	$0	30,000
Craig L. McKibben, Vice President, Chief Financial Officer and Treasurer	$0	50,000
Joel D. Talcott, Vice President and Secretary	$0	30,500
Ramon C.H. Venema, Vice President	$0	25,000
All current executive officers as a group	$0	200,500
All current non-executive officer directors as a group	$0	30,000
All non-executive officer employees as a group	$0	0

(1)
Dollar value is considered $0 for all options granted because the exercise price was greater than or equal to the fair market value of the Company's Class A Stock on the date of grant.

Federal Income Tax Information

        The following is a brief summary of the Federal income tax treatment of the Plan, based on Federal income tax laws in effect on the date of this proxy statement. This summary is not exhaustive and does not describe state or local tax consequences.

        Tax Treatment of ISOs.    Options designated as ISOs under the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. All Options that are not designated as ISOs are intended to be NQSOs. An Option holder will recognize no income upon the grant of an ISO and incur no tax on its exercise (unless the holder is subject to the alternative minimum tax described below). If the Option holder holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the ISO Shares are transferred to the holder and for more than two years after the date the ISO was granted, the holder generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares. If the holder disposes of ISO Shares by sale or exchange prior to the expiration of either required holding period (a "disqualifying disposition"), then gain realized upon such disposition, up to the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the ISO exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the length of time the ISO Shares were held.

        Alternative Minimum Tax.    The difference between the fair market value of stock purchased on exercise of an ISO (measured as of the date of exercise) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of the alternative minimum tax. Currently, the alternative minimum tax (which is imposed only to the extent it exceeds the taxpayer's regular tax) is generally 26% of an individual taxpayer's alternative minimum taxable income (28% to the extent the alternative minimum taxable income exceeds $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount (for 2005, $58,000 in the case of a joint return, subject to reduction under certain circumstances). An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO Shares occurs in the same calendar year as the exercise of the ISO. In addition, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares upon exercise.

        Tax Treatment of NQSOs.    An Option holder will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the holder will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price of the NQSO. If the holder receives any cash upon exercise, the amount of cash will be included in income as compensation. In either case, the included amount will be treated as ordinary income by the holder and will be subject to income tax withholding by Ampex (either by payment in cash by the Option holder or withholding from the holder's salary). Upon resale of the shares by the holder, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

        Tax Treatment of Rights.    Rights will generally be subject to the tax consequences discussed above for NQSOs. Thus, the grant of Rights will be treated like the grant of an NQSO; any shares of stock received upon exercise of Rights will be treated like shares received on exercise of an NQSO; and any cash payment received upon exercise of Rights will be treated like a cash payment received on exercise of an NQSO.

        Capital Gains Tax Rate.    Long-term capital gain generally is taxed at a maximum rate of 20%, rather than the 39.35% maximum tax rate applicable to ordinary income. For this purpose, in order to receive long-term capital gain treatment, stock must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

        Tax Treatment of Ampex.    Subject to the limits imposed by Section 162(m) of the Code, we generally will be entitled to a deduction in connection with the exercise of an NQSO or Right by a domestic Option holder to the extent that the holder recognizes ordinary income. We generally will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the holder recognizes ordinary income on a disqualifying disposition of the ISO Shares. Under Section 162(m), our ability to take a deduction with respect to exercises of options or Rights by certain executive officers may be limited to the extent such exercise results in annual compensation in excess of $1,000,000.

        New Law Affecting Deferred Compensation.    In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus a 20% penalty tax and interest at the underpayment rate plus 1%. Certain types of Awards, including stock options and stock appreciation rights, are subject to Section 409A of the Code. In April 2005, we amended the Plan in order to satisfy the requirements of Section 409A. Under the terms of the Plan, stockholder approval was not required for these amendments. Among other things, the amendments provide that Rights granted under the Plan will be settled in shares, rather than in cash.

Accounting Treatment

        Currently, employee stock option awards granted at or above fair market value on the date of grant typically do not result in any direct charge to our reported earnings, because we account for employee stock options using the intrinsic value method prescribed by APB Opinion No. 25. However, the fair market value of these awards is required to be disclosed in the notes to our financial statements. We must also disclose, in the notes to the financial statements, the pro forma impact that these awards would have on our reported earnings and earnings per share if the fair value of the awards at the time of grant was treated as compensation expense over the vesting period.

        The Financial Accounting Standards Board will require mandatory expensing of stock options for fiscal years commencing after June 15, 2005. Accordingly, beginning in our 2006 fiscal year, we will recognize compensation expense for all unvested employee option awards and new stock options that are granted based on their fair value as the requisite service is rendered. The Company has yet to decide which transition method will be used at the date of adoption of this new accounting standard.

ERISA

        We believe that the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of our Board of Directors has appointed BDO Seidman, LLP ("BDO") as our principal independent registered public accounting firm to audit our financial statements for fiscal 2005, and you are being asked to ratify their selection. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our registered public accountants, who report directly to the Audit Committee. Although we are not required to submit the selection of BDO to a vote of our stockholders for ratification, our Board of Directors has directed that this matter be submitted to a vote of our stockholders for ratification on an advisory basis. If our stockholders fail to approve the selection of BDO, the Audit Committee will reconsider whether to retain BDO, and may retain that firm or another firm without resubmitting the matter to a vote of our stockholders. Even if stockholders vote in favor of the appointment of BDO, the Audit Committee may, in its discretion, appoint different independent auditors at any time during fiscal 2005 if it determines that such a change would be in the best interests of the Company and our stockholders.

        BDO was appointed by the Audit Committee on December 13, 2004, and has audited our financial statements for fiscal 2004. BDO was appointed following the resignation of PricewaterhouseCoopers LLP ("PWC") on December 10, 2004. Prior to PWC's resignation, PWC and its predecessors had audited our financial statements (including those of our predecessor companies) since 1987.

        During our two most recent fiscal years and through December 10, 2004, there were no disagreements between PWC and Ampex on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to the satisfaction of PWC, would have caused them to make reference to the subject matter of the disagreement in their reports on our financial statements for such years. During our two most recent fiscal years and through December 10, 2004, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K). The reports of PWC on our financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. Neither the Company, nor anyone on our behalf, has ever consulted with BDO on the application of accounting principles to a specific transaction (completed or proposed) or the type of audit opinion that might be rendered on our financial statements.

        Representatives of BDO are expected to be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the Company's outstanding shares of Class A Stock represented and voting at the Meeting is required for approval of this Proposal.

The Board recommends a vote FOR this proposal.

        The following table summarizes the aggregate fees that Ampex expects to pay BDO for fiscal 2004. There were no fees billed to Ampex by BDO for fiscal 2003.

Type of Fees	Fiscal 2004
Audit Fees	$200,000
Audit Related Fees	$0
Tax Fees	$0
All Other Fees	$0

Total Fees	$200,000

Audit Fees

        Audit Fees were for the audit of our annual financial statements and audits of our domestic subsidiaries.

Audit Related Fees

        BDO did not bill us for any assurance or related services for fiscal 2004 that are reasonably related to their audit of our financial statements which were not covered by Audit Fees.

Tax Fees

        BDO did not bill us for any tax compliance, tax advice or tax planning services for fiscal 2004.

All Other Fees

        BDO did not bill us for any products or services other than those described above under "Audit Fees."

Pre-Approval by Audit Committee

        Under its charter, the Audit Committee is required to approve all products and services to be provided by our independent accountants, and all fees and other compensation to be paid to them. All of the services described above that were provided to us by BDO were pre-approved by the Audit Committee, which determined that such services were compatible with maintaining the independence of BDO from Ampex.

Work Performed by BDO's Full-Time, Permanent Employees

        Not more than 50% of the hours spent on BDO's engagement to audit our financial statements for fiscal 2004 were attributed to work performed by persons other than BDO's full-time, permanent employees.

AUDIT COMMITTEE REPORT

        The following Audit Committee Report does not constitute soliciting material, and should not be deemed filed or incorporated by reference into any other Ampex filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

        The Audit Committee of our Board of Directors acts under a charter adopted by the Board on June 9, 2000, as amended through March 18, 2005, a copy of which is attached as Annex A to this proxy statement. The Committee is composed of three "independent" directors, as defined in its charter and under the Nasdaq listing standards. Craig L. McKibben serves as the Secretary of the Committee, but is not a member.

        The purpose of the Audit Committee is to assist the Board by overseeing our accounting and financial reporting processes and the audits of our financial statements. Management has primary responsibility for our financial statements and the reporting process, including our system of internal controls. In fulfilling its responsibilities, among other things, the Committee:

  •
  is directly responsible for the appointment, compensation, retention, scope of work and oversight of our independent accountants, and evaluation of their independence;

  •
  strives to provide an open avenue of communication among our auditors, management and the Board, and reviews and discusses with management and the auditors our financial reports and SEC filings; and

  •
  oversees our auditing, accounting and financial reporting processes generally, and our systems of internal and disclosure controls, legal and regulatory compliance, ethics and the handling of complaints relating to our auditing process.

        In this context, the Audit Committee has reviewed and discussed our audited financial statements for fiscal 2004 (the "2004 Financial Statements") with management and with BDO Seidman, LLP, the Company's independent registered public accounting firm. Management represented to the Committee that the 2004 Financial Statements were prepared in accordance with generally accepted accounting principles, and discussed significant accounting and disclosure issues with the Committee. The Committee discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has received from BDO the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with BDO its independence from Ampex and our management, including a review of audit and non-audit fees for services performed for us.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the 2004 Financial Statements be included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2004, for filing with the SEC. The Committee and the Board also have recommended, subject to shareholder approval, the selection of BDO as our independent auditors for fiscal 2005.

        On February 18, 2005, the Audit Committee concluded that the previously issued financial statements contained in our Annual Report on Form 10-K as of December 31, 2003 and December 31, 2002, including the corresponding 2003 and 2002 unaudited interim periods and for each of the years in the three year period ended December 31, 2003, as well as our unaudited interim financial statements contained on Form 10-Q as of and for the periods ending March 31, 2004, June 30, 2004 and September 30, 2004, should no longer be relied upon because of errors in those financial statements. These errors related to how we accounted for our obligations with respect to a pension plan of our former magnetic tape manufacturing subsidiary ("Media"), which we sold in 1995. These errors were the subject of recent communications with the Office of the Chief Accountant of the Securities and Exchange Commission (the "SEC"), after which we revised our views with respect to the appropriate accounting for the Media pension plan.

        The agreement for the sale of Media required the buyer, Quantegy Corporation, to pay directly or to reimburse us for required contributions to the Media pension plan. However, we remained the Plan Sponsor of the Media pension plan and remained obligated to make pension contributions to that Plan. We had accounted for our obligations under the Media pension plan under SFAS No. 5, "Accounting for Contingencies" since the sale of Media in 1995. However, as a result of communications with the

Office of the Chief Accountant of the SEC, we now believe we should have accounted for these obligations under the provisions of SFAS No. 87, "Employers' Accounting for Pensions."

        In connection with the restatement of our consolidated financial statements for the year ended December 31, 2003, the Company and the Audit Committee determined that our pension accounting constituted a "material weakness."

        As a result of the foregoing, we have restated our consolidated balance sheets at December 31, 2003 and 2002, and consolidated statements of operations and comprehensive income (loss), cash flows, and stockholders' deficit for the three years within the period ending December 31, 2003, including the corresponding 2003 and 2002 unaudited interim periods, and the unaudited quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004. The restatement affects periods prior to 2001. The impact of the restatement on such prior periods is reflected as an adjustment to accumulated deficit, other accrued liabilities, other liabilities and minimum pension liability adjustment within Accumulated Other Comprehensive Income as of January 1, 2001. The effect of the restatement on net income (loss) and diluted earnings (loss) per share is set forth in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003.

                      AUDIT COMMITTEE
                      Peter Slusser, Chairman
                      Douglas T. McClure, Jr.
                      William A. Stoltzfus, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

General

        As of the date of this proxy statement, our authorized capital stock consists of our Class A Stock, our Class C Common Stock, par value $0.01 per share ("Class C Stock") and our Preferred Stock, par value $1.00 per share ("Preferred Stock"). On the Record Date, there were 3,700,378 shares of Class A Stock outstanding and no shares held in treasury, and no shares of Class C Stock or Preferred Stock outstanding. Holders of our Class A Stock are entitled to elect all members of our Board of Directors.

        As of the Record Date, there were 297 record holders of Class A Stock (reflecting approximately 9,500 beneficial owners), and no record holders of Class C Stock or Preferred Stock.

Security Ownership of Certain Beneficial Owners

        The following table sets forth certain information regarding the beneficial ownership of our Class A Stock by each person known by us to be the beneficial owner of more than 5% of our Class A Stock as of the Record Date. Unless otherwise indicated, the stockholders named below have sole voting and investment power with respect to all shares shown as beneficially owned by them. However, as indicated by the notes following the table, certain shares may be deemed to be beneficially owned by more than one holder as a result of attribution of ownership among affiliated persons and entities, or pursuant to contractual or other arrangements. The inclusion of any shares for any stockholder shall not be deemed an admission that the stockholder is, for any purpose, a beneficial owner of the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Class A Common Stock, $0.01 par value	Edward J. Bramson(1)	494,440	13.3%
	Craig L. McKibben(2)	230,998	6.2%
	Knoll Capital Management, LP(3)	248,300	6.7%

(1)
Edward J. Bramson is our Chairman of the Board and Chief Executive Officer. His address is 135 East 57th Street, 32nd Floor, New York, New York 10022. Mr. Bramson has stated, in certain filings with the SEC, that he disclaims beneficial ownership of certain shares shown in the table above for purposes of Sections 13(d), 13(g) and 16 of the Exchange Act, or otherwise. Mr. Bramson is the controlling stockholder of Second Jeffson Corporation ("SJC"), and serves as co-administrator of the Ampex Retirement Master Trust (the "Ampex Trust"). Mr. Bramson is also the controlling stockholder of Sherborne & Company Incorporated ("SCI"). SCI is the general partner of a partnership that controls the voting stock of Sherborne Holdings Incorporated ("SHI"). Accordingly, Mr. Bramson may be deemed to own beneficially all shares of Class A Stock beneficially owned, directly or indirectly, by SJC, the Ampex Trust, SCI and SHI. However, Mr. Bramson has no pecuniary interest in the shares held by the Ampex Trust. The shares shown in the table include: 220,468 shares owned directly by Mr. Bramson; 25,000 shares subject to outstanding options granted under the Company's 1992 Stock Incentive Plan (all of which are or will become exercisable within 60 days of the Record Date); 20,000 shares beneficially owned by SJC; 172,347 shares beneficially owned by the Ampex Trust; 1,698 shares beneficially owned by SCI; and 54,927 shares beneficially owned by SHI and a subsidiary of SHI. Of the total shares reported as beneficially owned, Mr. Bramson shares investment power with respect to 172,347 shares.

(2)
Craig L. McKibben is a director and executive officer of Ampex. His address is 135 East 57 th Street, 32nd Floor, New York, New York 10022. Mr. McKibben has stated, in certain filings with the SEC, that he disclaims beneficial ownership of certain shares shown in the table above for purposes of Sections 13(d), 13(g) and 16 of the Exchange Act, or otherwise. Mr. McKibben serves as co-administrator of the Ampex Trust and, accordingly, Mr. McKibben may be deemed to own beneficially all shares of Common Stock beneficially owned by such trust. However, he has no pecuniary interest in the shares held by the Ampex Trust. The shares shown in the table include: 28,142 shares owned directly by Mr. McKibben; 30,509 shares subject to outstanding options granted under the Company's 1992 Stock Incentive Plan (all of which are or will become exercisable within 60 days of the Record Date); and 172,347 shares beneficially owned by the Ampex Trust. Of the total shares reported as beneficially owned, Mr. McKibben shares investment power with respect to 172,347 shares.

(3)
According to a Schedule 13G filed with the SEC on January 11, 2005, Knoll Capital Management, LP ("KCMLP") is an investment manager located at 200 Park Avenue, Suite 3900, New York, New York 10166. Fred Knoll, the principal partner and president of KCMLP, is also deemed to be a beneficial owner of the shares reported by KCMLP, and shares voting and investment power with KCMLP with respect to such shares.

Security Ownership of Management

        The following table sets forth certain information as to shares of our Class A Stock known by us to be beneficially owned as of the Record Date by: (i) each director and nominee; (ii) our Chief Executive Officer and the other four most highly compensated executive officers who were officers as of December 31, 2004; and (iii) all current directors and executive officers as a group. No executive officer or director of the Company owns securities of any parent or subsidiary of the Company (other than directors' qualifying shares), except as indicated in the footnotes to the table below. Unless otherwise indicated, the stockholders named below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The inclusion of any shares for any stockholder in the table below shall not be deemed an admission that such stockholder is, for any purpose, the beneficial owner of such shares. An asterisk denotes beneficial ownership of less than 1% of the class of securities indicated.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Class A Common Stock, $0.01 par value	Edward J. Bramson(1)	494,440	13.3%
	Craig L. McKibben(2)	230,998	6.2%
	Douglas T. McClure, Jr.(3)	10,125	*
	Peter Slusser(3)	10,375	*
	William A. Stoltzfus, Jr.(3)	10,175	*
	Robert L. Atchison(4)	33,738	*
	Joel D. Talcott(5)	34,271	*
	Ramon C.H. Venema(6)	25,454	*
	All current directors and executive officers as a group(7)	692,693	17.8%

(1)
See Note 1 under the "Security Ownership of Certain Beneficial Owners" table above.

(2)
See Note 2 under the "Security Ownership of Certain Beneficial Owners" table above.

(3)
Includes 10,000 shares subject to outstanding options, all of which are currently exercisable or will become exercisable within 60 days of the Record Date.

(4)
Represents 750 shares owned directly by Mr. Atchison; 150 shares held by him in a custodial account for a minor grandchild (with respect to which he has stated in filings with the SEC under Section 13(d) of the Exchange Act that he expressly disclaims beneficial ownership); and 32,838 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, all of which are or will become exercisable within 60 days of the Record Date.

(5)
Represents 1,637 shares owned directly by Mr. Talcott and 32,634 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, all of which are or will become exercisable or will become exercisable within 60 days of the Record Date.

(6)
Represents 454 shares held directly by Mr. Venema and 25,000 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, all of which are or will become exercisable within 60 days of the Record Date.

(7)
Includes an aggregate of 191,698 shares subject to outstanding options, all of which are or will become exercisable within 60 days of the Record Date. Shares that are deemed beneficially owned by both Mr. Bramson and Mr. McKibben are counted only once in the total shares reported. See Notes 1 and 2 above.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors, and certain stockholders owning more than 10% of any class of our equity securities to file reports with the SEC indicating their ownership of our securities and any changes in such ownership. Executive officers, directors and 10% stockholders are required to provide copies of these reports to us. Based on a review of copies of all such reports filed with respect to fiscal 2004 and furnished to us, as well as certain written representations provided to us by executive officers, directors and certain 10% stockholders, we believe that all such reports required to be filed with respect to fiscal 2004 have been filed in a timely manner.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

        The following table summarizes the compensation earned by or paid to our Chief Executive Officer and our four most highly compensated executive officers during 2004 who were officers as of December 31, 2004 (collectively, the "Named Executives") for their services to Ampex and its subsidiaries during fiscal 2004, 2003 and 2002. We do not have employment contracts with any of the Named Executives. See "Termination of Employment and Change-in-Control Arrangements," below.

Summary Compensation Table

Long-Term Compensation
Awards
Payouts
		Annual Compensation				Number of Securities Underlying Options/ SARs
Name and Principal Position				Other Annual Compen- sation	Restricted Stock Awards		Long Term Incentive Plan Payouts	All Other Compen- sation(1)
	Year	Salary	Bonus
Edward J. Bramson, Chairman and Chief Executive Officer	2004 2003 2002	$225,000 175,008 175,008	$0 0 225,000	$0 0 0	$0 0 0	50,000 0 0	$0 0 0	$4,000 4,000 4,000
Robert L. Atchison, Vice President	2004 2003 2002	190,008 178,500 178,500	719,072 360,000 226,383	0 0 0	0 0 0	30,000 0 0	0 0 0	4,000 4,000 4,000
Craig L. McKibben, Vice President, Treasurer and Chief Financial Officer	2004 2003 2002	200,004 187,008 187,008	275,000 175,000 200,000	0 0 0	0 0 0	50,000 0 0	0 0 0	4,000 4,000 0
Joel D. Talcott, Vice President and Secretary	2004 2003 2002	185,004 170,508 170,508	916,982 139,629 107,588	0 0 0	0 0 0	30,500 0 0	0 0 0	4,000 4,000 4,000
Ramon C.H. Venema, Vice President	2004 2003 2002	150,000 140,000 100,380	100,000 50,000 40,000	0 0 0	0 0 0	25,000 0 0	0 0 0	4,000 4,000 50,056

(1)
Except as set forth in the next sentence with respect to Mr. Venema in 2002, all amounts disclosed for the Named Executives under "All Other Compensation" consist of matching Company contributions under the Ampex Savings Plan, which is an employee-contributory savings incentive plan intended to qualify under Section 401(k) of the Internal Revenue Code. The amount disclosed under "All Other Compensation" for Mr. Venema in 2002 represents $46,056 of consulting income paid to him during the period in which he served as a consultant to the Company, and $4,000 of matching Company contributions under the Ampex Savings Plan.

Termination of Employment and Change-in-Control Arrangements

        Each of Messrs. Atchison, McKibben and Talcott is party to an Employment Security Letter pursuant to which he is entitled to continuation of salary, average bonus and medical and insurance benefits for 24 months following a "change in control" of Ampex (as defined in the Employment Security Letter) in which he is terminated, his compensation and benefits are reduced to less than 90% of then-current compensation and benefits or he is relocated to a work location more than 50 miles from his current work location. In addition, Mr. Talcott's agreement provides for continuation of certain royalty-based incentive compensation payments. Such benefits are subject to deferral or reduction as necessary to avoid excise tax under Section 4999 of the Internal Revenue Code and to ensure deductibility under Section 280G of the Internal Revenue Code, and will cease if the Named Executive accepts employment with a company engaged in business similar to the Company's business.

Option/SAR Grants

        During fiscal 2004, we granted options to purchase a total of 185,500 shares of our Class A Stock to our Named Executives. The following table describes those options and the potential value of such options at the end of their terms, assuming certain levels of stock price appreciation.

Option/SAR Grants in Fiscal 2004

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)(2)
	Individual Grants(1)
	Number of Securities Underlying Options/SARs Granted (#)		% of Total Options/SARs Granted to Employees in Fiscal Year(3)
				Exercise or Base Price ($/share)	Expiration Date
Name						5% ($)	10% ($)
Edward J. Bramson	50,000	(4)	24.94%	$1.15	4/7/07	$9,063.44	$19,032.50
Robert L. Atchison	30,000	(4)	14.96%	$1.15	4/7/07	$5,438.06	$11,419.50
Craig L. McKibben	50,000	(4)	24.94%	$1.15	4/7/07	$9,063.44	$19,032.50
Joel D. Talcott	30,500	(4)	15.21%	$1.15	4/7/07	$5,528.70	$11,609.83
Ramon C.H. Venema	25,000	(4)	12.47%	$1.15	4/7/07	$4,531.72	$9,516.25

(1)
All options are nonqualified stock options granted pursuant to our 1992 Stock Incentive Plan. All options were granted with an exercise price greater than or equal to the fair market value on the date of grant.

(2)
Potential realizable values reflect the difference between the option exercise price on the date of grant and the fair market value of the Company's Class A Stock at the end of the option term, assuming 5% and 10% compounded annual appreciation of the stock price from the date of grant until the expiration of the option. The 5% and 10% appreciation rates are assumed pursuant to rules promulgated by the SEC and do not reflect actual historical or projected rates of appreciation of the Class A Stock. Assuming such appreciation, on April 7, 2007, the per share value for all of the options granted to our Named Executives, which expire on that date, would be approximately $0.18 at 5% and $0.38 at 10% (based on a fair market value of $1.15 on April 7, 2004, which was the date such options were granted). The foregoing values do not reflect appreciation actually realized by the Named Executives. See "Options/SAR Exercises and Values," below.

(3)
For purposes of calculating these percentages, the total number of options granted to all employees in fiscal 2004 was 200,500.

(4)
These options became exercisable as to 50% of the underlying shares on October 7, 2004, and as to the remaining 50% of the underlying shares on April 7, 2005. These options will expire as to all such shares on April 7, 2007.

Option/SAR Exercises and Values

        The following table provides certain information concerning the exercise of stock options during 2004 and the value of unexercised options to purchase shares of our Class A Stock held by the Named Executives as of December 31, 2004.

Aggregated Option/SAR Exercises in Fiscal 2004 and Fiscal Year End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End(1)
	Number of Shares Acquired on Exercise	Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward J. Bramson	25,000	$18,750	0	25,000	$0	$958,750.00
Robert L. Atchison	0	$0	17,838	15,000	$627,043.50	$575,250.00
Craig L. McKibben	25,000	$30,000	5,818	25,000	$114,367.00	$958,750.00
Joel D. Talcott	0	$0	17,693	15,250	$637,610.75	$584,837.50
Ramon C.H. Venema	0	$0	12,500	12,500	$479,375.00	$479,375.00

(1)
The fair market value per share of Class A Stock on December 31, 2004 was $39.50, based on the month-end closing price for December 2004, as quoted on the OTC Bulletin Board.

Pension Plan

        We maintain an Employees' Retirement Plan for our employees (the "Retirement Plan"). The Retirement Plan is a defined benefit plan under which a participant's annual post-retirement pension benefit is generally determined by the employee's years of credited service as determined under the Retirement Plan ("Credited Service") and his or her average annual earnings during the highest 60 consecutive months of the last 120 consecutive months of service ("Final Average Annual Compensation"). Effective February 1, 1994, the accrual of additional benefits under the Retirement Plan was discontinued by providing that a participant's benefits will be determined on the basis of Credited Service and Final Average Annual Compensation accrued to the earlier of termination of employment or January 31, 1994. There are no employee contributions under the Retirement Plan. Under applicable Internal Revenue Code limits, the maximum annual benefit payable under the Retirement Plan, as of January 1, 2004, is $160,000, assuming that payments are made on a straight life or qualified joint and survivor basis, beginning at age 65.

        The following table describes the estimated annual benefits payable upon retirement under the Retirement Plan at specified compensation levels and for specified years of Credited Service. As indicated above, Final Average Annual Compensation and Years of Credited Service for each employee were frozen during 1994.

Pension Plan Table

	Years of Credited Service
Final Average Annual Compensation
	15	20	25	30	35	40
125,000	$25,200	$33,500	$41,900	$50,300	$58,700	$67,100
150,000	30,400	40,500	50,700	60,800	70,900	81,100
175,000	35,700	47,500	59,400	71,300	83,200	95,100
200,000	40,900	54,500	68,200	81,800	95,400	109,100
225,000	44,900	59,900	74,900	89,900	104,900	119,800
250,000	44,900	59,900	74,900	89,900	104,900	119,800
300,000	44,900	59,900	74,900	89,900	104,900	119,800
400,000	44,900	59,900	74,900	89,900	104,900	119,800
450,000	44,900	59,900	74,900	89,900	104,900	119,800
500,000	44,900	59,900	74,900	89,900	104,900	119,800

        A participant's annual pension payable as of normal retirement date will be equal to the following (subject to a minimum benefit level and to the freezing of benefits as described above): 1.1% of that portion of the Final Average Annual Compensation, up to the "Social Security Integration Amount" in effect for 1994, plus 1.4% of that portion of the Final Average Annual Compensation in excess of the Social Security Integration Amount, multiplied by the number of years of Credited Service. As a result of the benefit freeze, the Social Security Integration Amount, which is determined based on a participant's year of birth, has been frozen at the level that was applicable for each year of birth in 1994. The Social Security Integration Amount was $24,312 for a participant retiring in 1994 at age 65. For purposes of determining Final Average Compensation, salary, overtime and sales commissions are included. Because of the freeze implemented in January 1994, compensation during 1994 or subsequent years will not be used to determine Final Average Annual Compensation for the Names Executives. The table above assumes that benefits are payable for life from normal retirement date (age 65) and are computed on a straight life basis. The benefits payable are not subject to any deduction for Social Security or other offset amounts.

        Since January 31, 1994, the Final Average Annual Compensation and the estimated years of Credited Service for each of the Named Executives have been as follows: Mr. Atchison—$138,524; 18 years and 2 months; Mr. Talcott—$130,706; 19 years and 3 months; and Mr. Venema—$87,061; 14 years and 6 months. Messrs. Bramson and McKibben are not participants in the Retirement Plan. In addition to the estimated benefits payable shown in the table above, Mr. Talcott is eligible to receive $15,140 per year upon retirement at normal retirement age under the terms of the Ampex Corporation Supplemental Retirement Income Plan, which was terminated as of December 31, 1987.

COMPENSATION COMMITTEE REPORT

        The following Compensation Committee Report should not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report therein.

        Compensation for the Company's executive officers for fiscal 2004 was determined by the Compensation Committee of the Board of Directors (the "Committee"). (Prior to his resignation from the Committee in March 2005, Mr. Bramson abstained from decisions with respect to his own compensation). The Committee has provided the following report with respect to the compensation of executive officers for fiscal 2004.

Overview

        Ampex believes that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and must align compensation with the Company's short-term and long-term business strategies and performance goals. In the case of executive officers, it must also provide meaningful incentives for measurably superior performance. To ensure that our compensation practices remain competitive, Ampex regularly compares its compensation policies with those of other similar companies.

        The Company's compensation philosophy for executive officers is to pay above-average total compensation when superior performance is achieved, both by the Company and the individual executive. In recent years, because of the Company's financial situation and its cash requirements, superior performance for the Company has been equated with achieving certain levels of royalties, sales, operating cash flow, profit and other indicators of financial performance. Superior performance by an individual is measured according to a variety of objective and subjective factors. Based on available data reviewed by Ampex, the Company believes that the base salary of its Chief Executive Officer is significantly below the median salary for comparable positions with other companies in the electronics and other technology industries. Aggregate base salaries for the Company's other executive officers as a group are below median for comparable positions in other high-technology companies. If superior performance is achieved both by Ampex and the individual, the base salary plus cash bonuses may compensate an executive at above-average levels. If Ampex does not achieve financial targets and/or individual performance is not superior, total compensation will be below comparable average total compensation levels.

Components of Executive Compensation

        Ampex provides several different types of compensation for its executive officers in order to achieve its goals of encouraging technological innovation, fostering teamwork and enhancing the loyalty of valuable employees. The Committee believes that the achievement of these goals will ultimately enhance stockholder value. The components of executive compensation are as follows:

        Salary.    The Committee establishes base salaries for its executive officers by reviewing salaries and annual bonuses for comparable positions with other companies. Salary increases may be granted from time to time based on both individual performance and on the Company's ability to pay such increases.

        Cash Incentive Plans.    In 2002, 2003 and 2004, the Company paid its executive officers cash bonuses under cash incentive plans based on the financial performance of the Company and on their individual performance.

        1992 Stock Incentive Plan.    The Company's 1992 Stock Incentive Plan (the "Stock Incentive Plan") provides for the granting of stock options and stock appreciation rights with respect to the Company's Class A Stock to directors, executive officers and other employees and service providers. The purpose of the Stock Incentive Plan is to provide additional incentives for participants to maximize stockholder value. Through the Stock Incentive Plan, the long-range interests of employees are aligned with the interests of the stockholders of the Company as these employees build an ownership interest in the Company. The Stock Incentive Plan Committee of the Board, which is composed solely of non-employee directors, makes all decisions with respect to options granted under the Stock Incentive Plan to executive officers of the Company. Awards to non-employee directors are made by the Board of Directors, without the participation or vote of the non-employee directors. During 2004, we granted options to purchase a total of 200,500 shares to our executive officers under the Stock Incentive Plan. See "Compensation of Executive Officers—Option/SAR Grants," above.

        2000 Stock Bonus Plan.    The Company's 2000 Stock Bonus Plan (the "Stock Bonus Plan") provides for the issuance of shares of Class A Stock as stock bonuses or direct stock purchase rights to directors, executive officers and other key employees, and to certain consultants, advisers and service providers. The primary purposes of the Stock Bonus Plan are to permit the Company to pay non-cash, equity compensation to eligible individuals for services provided to the Company, and to encourage continued service with the Company and the achievement of certain performance objectives by such individuals. The Committee believes that the Stock Bonus Plan enables the Company to attract and retain highly qualified employees in its core businesses, align the long-range interests of key employees with the interests of the Company's stockholders, and conserve cash that might otherwise be required to pay compensation to eligible individuals. There were no grants under the Stock Bonus Plan during fiscal 2004.

Limitation on Deductibility of Certain Compensation

        The Internal Revenue Code was amended in 1993 to add Section 162(m), which limits the deductibility, for income tax purposes, of certain executive compensation in excess of $1,000,000 for any individual Named Executive in a single tax year. Based on the current compensation of its Named Executives, the Company does not believe that Section 162(m) will have any impact on the Company in the near term. Accordingly, the Company has not yet established a general policy regarding potential changes in its compensation programs to address the possible impact of Section 162(m). However, during 1994 the Stock Incentive Plan was amended to minimize the effect of Section 162(m) on compensation under the Plan.

Fiscal 2004 Compensation

        Compensation of Chief Executive Officer; Relationship to Company Performance.    For fiscal 2004, Edward J. Bramson, the Company's Chairman and Chief Executive Officer, received a salary of $225,000 for his services to the Company and its subsidiaries. As indicated above, the Committee believes that Mr. Bramson's base salary is, and has been for several years, significantly below the median salary for chief executive officers of other companies in the electronics and other technology industries. Mr. Bramson's salary for fiscal 2004 was a fixed amount and accordingly did not have any particular relationship to the Company's performance. However, the Committee believes that Mr. Bramson's contributions to the Company during 2004 amply justified his 2004 salary. Mr. Bramson did not receive a cash performance bonus for 2004, and received options to purchase a total of 50,000 shares of Class A Stock under the Stock Incentive Plan during fiscal 2004. In future years, as in the past, Mr. Bramson's compensation package may include cash bonuses, the payment of which will be tied to both individual and Company performance.

        Compensation of Other Executive Officers.    The compensation of the Company's other executive officers (including the Named Executives) for fiscal 2004 was approved by the Committee in accordance with the general principles described above. Salary levels increased slightly from 2003 levels, but were still below average for comparable positions with other high technology companies. For the reasons indicated below, the Committee concluded that cash bonuses for fiscal 2004 to all executive officers other than Mr. Bramson (who did not receive a 2004 bonus, as discussed above) were appropriate. The bonuses ranged in amount from $70,000 to $916,982 and totaled $2,081,054 for the Company's five executive officers other than Mr. Bramson. Of this amount, $1,761,054 was paid based on the accomplishment of specific objectives by individual officers, or the achievement of specific financial performance levels by the Company, and $320,000 was allocated to executives by Mr. Bramson in accordance with the discretionary authority delegated to him by the Committee.

        Joel D. Talcott, Vice President and General Counsel of the Company, received incentive payments of $891,982, which were computed in accordance with the patent licensing incentive program based on the dollar value of licensing revenue received by the Company during 2004, and a $25,000 discretionary bonus. Robert L. Atchison, Vice President of the Company, received incentive payments of $719,072, which were computed in accordance with the Data Systems incentive program based on the level of cash flow generated by Data Systems during 2004. Craig L. McKibben, Vice President and CFO, received incentive payments of $150,000, which were computed in accordance with specific performance goals established to support the licensing program, and a $125,000 discretionary bonus.

        In approving the bonuses for fiscal 2004, the Committee considered the contributions made by each officer in his particular area of responsibility and under the foregoing incentive programs. The Stock Incentive Plan Committee granted options under the Plan to purchase a total of 200,500 shares of Class A Stock to the Company's executive officers during fiscal 2004.

COMPENSATION COMMITTEE
Peter Slusser, Chairman
Douglas T. McClure, Jr.
William A. Stoltzfus, Jr.

STOCK PERFORMANCE GRAPH

        The following Comparison of Cumulative Total Returns should not be deemed to be incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it therein.

        The following graph compares the performance of the Company's Class A Stock to the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Information Technology Index over the five-year period ending at the end of our 2004 fiscal year. The graph assumes that $100 was invested on December 31, 1999 in our Class A Stock, the S&P 500 Index and the S&P IT Index, and that all dividends were reinvested. The Company did not pay any dividends during this five-year period.

COMPARISON OF CUMULATIVE TOTAL RETURNS THROUGH 2004
AMPEX CORPORATION, S&P 500 INDEX AND
S&P INFORMATION TECHNOLOGY INDEX

	December 31
	1999	2000	2001	2002	2003	2004
Ampex	$100.00	$6.90	$2.57	$1.47	$0.63	$36.58
S&P 500	100.00	90.90	80.09	62.39	80.29	89.03
S&P IT	100.00	59.10	43.81	27.42	40.37	41.40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During the period from 1995 to 1998, we entered into several transactions with our Chairman and CEO, Edward J. Bramson pursuant to which we agreed to sell shares of our Class A Stock to Mr. Bramson, or to any corporation or entity controlled by him, at then-current fair market values. We did so in recognition of the continued services of Mr. Bramson and in lieu of paying cash incentive compensation or granting additional stock options to him. During the period from 1992 to 2000, Mr. Bramson has been awarded options under our 1992 Stock Incentive Plan to purchase a net total of 125 shares. Accordingly, we sold shares of Class A Stock to First Jeffson Corporation ("FJC") from 1995 to 1998, and to Second Jeffson Corporation ("SJC") in 1996. These entities are affiliated corporations controlled by Mr. Bramson. FJC and SJC paid the purchase price for the shares partly in cash and partly by issuing promissory notes. The notes were secured by a pledge of the shares that were purchased. For several years, the market value of the pledged shares was substantially less than the principal amount of the notes. In 2002, these companies advised us that there could be no assurance that they would be able to obtain additional funds from Mr. Bramson or others to make future payments of interest or principal on the notes. In 2002, we offset the "Notes receivable from stockholders" against "Other additional capital" in our consolidated balance sheets, effectively negating the original transaction for accounting purposes.

        In 2003, we held two outstanding FJC notes bearing interest at 7.96% and 6.34% that were scheduled to mature in January 2005 and October 2007, respectively. Prior to December 2003, FJC paid a total of approximately $2.4 million for the purchase of the shares securing the notes and interest and principal on the notes. In the fourth quarter of 2003, FJC failed to make scheduled interest payments of $205,963 on these two notes. Accordingly, in March 2004, we foreclosed on these notes and caused the 85,000 shares of Class A Stock securing the notes, which had a fair market value of $153,000, to be registered in the Company's name. The largest amount outstanding on these notes during 2004 and on the date of foreclosure was $2,794,050. In connection with the foreclosure, FJC also transferred to Ampex 500 additional shares of Class A Stock and $12,600 in cash, which represented substantially all of FJC's other assets. We subsequently canceled the 85,500 shares transferred to us in connection with the foreclosure. Craig L. McKibben, our Vice President, CFO and a member of our Board, also serves as an executive officer of FJC.

        Ampex continues to hold the note issued by SJC, which is a 5.74% non-recourse note secured by a pledge of 20,000 shares of Class A Stock. The outstanding principal amount of the note was $1,848,000 at all times during 2004, and the note is scheduled to mature in October 2008. Under the terms of the note, interest of $106,075 is forgiven annually so long as Mr. Bramson continues to serve as an officer and director of Ampex. To date, SJC has paid a total of $550,000 of the initial purchase price for the shares securing the note, and $147,840 of interest due the note. Should SJC fail to pay the note at maturity, our recovery would be limited to the 20,000 shares securing this note which, at December 31, 2004, had a fair market value of $790,000. If we are required to foreclose on the note in the future, there would be no financial statement effect on our net income or net assets except for possible future tax benefits that may be realized in future years. Mr. McKibben is a Vice President of SJC.

        In August 2003, we invested $1.0 million, through our wholly-owned subsidiary, AFC Holdings Corporation ("AFC"), to acquire a 21.6% interest in Hanover Investors Partners-IV, L.P. ("Hanover IV"), a limited partnership which was formed for the purpose of acquiring shares of 4imprint Group plc, a company listed on the London Stock Exchange ("4imprint"). Mr. Bramson owns 30% of the voting stock and is an officer and director of HIP-IV Incorporated, the general partner of the partnership ("HIP-IV"). HIP-IV held a 0.2% interest, and Mr. Bramson held a 0.7% limited partnership interest, in Hanover IV. Mr. McKibben owns 30% of the voting stock and is an officer of HIP-IV, and held a 7.5% limited partnership interest in Hanover IV. Our Board of Directors determined that the terms of our investment in Hanover IV were at least as favorable as the terms afforded to unrelated investors. Mr. Bramson also purchased 2.5 million shares in 4imprint on the same terms as Hanover IV, and served as chairman from October 2003 to July 2004, and as non-executive director from July 2004 to April 2005, of 4imprint. However, he has assigned to Ampex all compensation he may receive as a non-executive director. In addition, in 2004 HIP-IV received approximately $0.6 million in management fees from Hanover IV, but assigned those fees, net of expenses, to Ampex. In 2004, Ampex also received a total of approximately $2.7 million as limited partnership distributions from the sale of the 4imprint shares by Hanover IV and dividends from Hanover IV. In the fourth quarter of 2004, Hanover IV distributed all of its assets to its investors.

        In January 2005, Hanover Investors Partners-V, LLC, a limited liability company ("Hanover V"), of which HIP-IV is the sole managing member, acquired shares in a publicly-traded UK specialty chemicals company, currently representing approximately 15% of the outstanding voting shares of such company. HIP-IV may receive certain management fees from Hanover V, but has agreed to assign such fees, net of related expenses, to Ampex. Mr. Bramson does not currently serve as an officer or director of the UK company in which Hanover V has invested, but has agreed to assign to Ampex any director's fees or other compensation he may receive from such company in the future. Ampex is not an investor in Hanover V.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        We anticipate that our 2006 Annual Meeting of Stockholders will be held on or about May 12, 2006. Under SEC regulations, the deadline for submitting stockholder proposals for inclusion in our proxy statement and proxy relating to our 2006 Annual Meeting of Stockholders is December 30, 2005. Under our By-Laws, stockholder proposals submitted after December 30, 2005 must be received by us between March 12 and April 1, 2006 in order to be considered at the 2006 Annual Meeting.

OTHER BUSINESS

        The Board does not presently intend to bring any other business before the Meeting and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the accompanying Notice of Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such proxies.

"HOUSEHOLDING" OF DOCUMENTS

        The SEC has adopted rules that permit companies and intermediaries, such as banks, brokers and nominees, to deliver only one annual report and proxy statement to eligible stockholders who share a single address, unless they receive instructions to the contrary from any stockholder at that address. This practice, known as "householding," is designed for stockholder convenience and to reduce printing and postage costs. If you are a beneficial owner of our Class A Stock, you may have received notice from your bank, broker or other nominee and they will be householding materials to your address. In that case, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, or if you are receiving multiple copies of an annual report and proxy statement and wish to receive only one of each, please notify your bank, broker or nominee.

ANNUAL REPORT ON FORM 10-K

        We will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2004 filed with the SEC, including the financial statements and the schedules thereto. We do not undertake to furnish without charge copies of all exhibits to our Form 10-K, but will furnish any exhibit upon the payment of a charge equal to our costs of copying and mailing any such exhibits.

Such written requests should be directed to Ms. Karen Dexter, Director of Investor Relations, Ampex Corporation, 1228 Douglas Avenue, Redwood City, California 94063. Each such request must set forth a good faith representation that, as of the close of business on April 20, 2005, the person making the request was a beneficial owner of securities entitled to vote at the Meeting.

By Order of the Board of Directors

Edward J. Bramson Chairman

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Annex A

ANNEX A—AUDIT COMMITTEE CHARTER
AMPEX CORPORATION
AUDIT COMMITTEE CHARTER
Revised March 18, 2005

I.    PURPOSE

        The Audit Committee (the "Committee") shall assist the Board of Directors (the "Board") of Ampex Corporation (the "Company") by overseeing the Company's accounting and financial reporting processes and the audits of the Company's financial statements. The Committee shall review: the Company's financial reports and other financial information; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should provide an open avenue of communication among the Company's independent accountants, management and the Board. The Committee shall have the authority to engage independent counsel and other advisers, at the expense of the Company, as it determines necessary to carry out its duties.

II.    COMPOSITION

        The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be an Independent (as defined below) director, and at least one of whom shall be a Financial Expert (as defined below). Each Committee member must have a working familiarity with basic finance and accounting practices, and must, at the time of appointment to the Committee or within a reasonable period of time thereafter, be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. In addition, Committee members may not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years preceding service on the Committee.

        As used herein, an "Independent" director shall mean a director who is not an officer or employee of the Company or a subsidiary of the Company, who is not otherwise affiliated (within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with the Company or any Company subsidiary (except for service on the board of directors of a Company affiliate), and who does not have a relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. Subject to the exemptions set forth in Rule 10A-3 under the Exchange Act, the following persons shall not be deemed to be Independent:

        A.    a director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

        B.    a director who:

          (i)    accepted or who has a Family Member (as defined below) who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than the following: (a) compensation for Board or Board committee service; (b) payments arising solely from investments in the Company's securities; (c) compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company; (d) benefits under a tax-qualified retirement plan or non-discretionary compensation; (e) loans from a financial institution provided that the loans (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (3) did not involve more than a normal degree of risk or other unfavorable factors, and (4) were not otherwise subject to the specific disclosure requirements of SEC Regulation S-K, Item 404; (f) payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (1) made in the ordinary course of business; (2) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public; and (3) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404; or (g) loans permitted under Section 13(k) of the Exchange Act; or

          (ii)   accepts, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company other than in his or her capacity as a member of the Committee, the Board or any other Board committee, provided that, unless the rules of The NASDAQ Stock Market ("Nasdaq") provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service);

        C.    a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

        D.    a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs;

        E.    a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the Company's executive officers serve on the compensation committee of such entity;

        F.     a director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

        As used herein, "Family Member" means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.

        Notwithstanding the foregoing, the Committee may include one director who is not Independent, under exceptional and limited circumstances as determined by the Board in accordance with applicable Nasdaq rules (or the applicable rules of any other exchange), as then in effect.

        As used herein, A "Financial Expert" shall mean a person who has the following attributes:

  1.
  an understanding of generally accepted accounting principles and financial statements;

  2.
  the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

  3.
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the

    Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

  4.
  an understanding of internal control over financial reporting; and

  5.
  an understanding of audit committee functions;

  6.
  and who acquired such attributes through:

  (a)
  education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

  (b)
  experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

  (c)
  experience overseeing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

  (d)
  other relevant experience described to the Company's Board of Directors.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board, and shall serve for one year until the next annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.    MEETINGS

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management, the independent accountants or others to attend meetings and provide pertinent information, as necessary. As part of its job to foster open communication, the Committee should meet at least annually with management and the Company's independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believes should be discussed privately. A meeting also shall be convened promptly upon request of management or the independent accountants when either deems such a meeting to be appropriate.

IV.    RESPONSIBILITIES AND DUTIES

        The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm shall report directly to the Committee. To fulfill its responsibilities and duties the Committee shall:

  A. Review Documents and Reports

          1.     Review and reassess the adequacy of this Charter at least annually, and update as circumstances dictate.

          2.     Review and discuss with management and the independent accountants the Company's annual and quarterly financial statements, and its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q before filing with the Securities and Exchange Commission (the "SEC").

          3.     Based on the review and discussion referred to in Sections IV.A.2, IV.B.1 and IV.B.6 hereof, prepare a recommendation to the Board as to whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the most recent fiscal year for filing with the SEC.

  B. Independent Accountants

          1.     Select the Company's independent accountants, considering independence and effectiveness, and approve the products and services to be provided by, and the fees and other compensation to be paid to, the independent accountants. On an annual basis, the Committee shall request and ensure receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1; review and discuss with the independent accountants and the Board all significant relationships and services that may impact the accountants' objectivity and independence; and take, or recommend that the Board take, appropriate action to oversee the accountants' independence.

          2.     Evaluate the performance of the independent accountants generally, including the scope of audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit efforts. Replace the independent accountants when circumstances warrant.

          3.     Periodically consult with the independent accountants out of the presence of management about internal controls (including computerized information system controls and security) and the fullness and accuracy of the Company's financial statements.

          4.     Advise the independent accountants that they are accountable to the Committee, as the stockholders' representatives, and that the Committee has the ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent accountants.

          5.     Review and discuss with the independent accountants any other matters required to be discussed by SAS 61, as in effect from time to time.

  C. Financial Reporting Processes

          1.     In consultation with the independent accountants and management, review the integrity of the Company's financial reporting processes, both internal and external, including the methods used to account for significant or unusual transactions.

          2.     Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices in its financial reporting. Inquire as to the independent accountants' view as to whether management's choices of accounting principles are conservative, moderate or aggressive with respect to the recognition of income and assets and liabilities, off-balance sheet financing, accounting for equity investments and other areas in which significant accounting issues may exist and whether such principles are common or minority practices.

          3.     Consider and review with management and the independent auditors any new accounting pronouncements and their impact on the Company's accounting procedures. Request management and the independent accountants to provide timely analyses of significant current financial reporting issues and practices.

          4.     Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices, as suggested by the independent accountants or management.

  D. Process Improvement

          1.     Establish regular and separate systems of reporting to the Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

          2.     Inquire of management and the independent accountants about significant risks or exposures, and assess the steps that management has taken to minimize such risk to the Company and its subsidiaries and affiliates.

          3.     Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          4.     Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

          5.     Review with the independent accountants and management the extent to which any changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

          6.     Report periodically to the Board on any significant results of the Committee's activities.

  E. Ethical and Legal Compliance

          1.     Ensure that the Company has a formal written code of conduct setting guidelines for acceptable business practices by its employees (the "Code of Conduct"), and that all of the Company's employees are informed of it.

          2.     Evaluate whether management is setting the appropriate tone for employees by communicating the importance of the Code of Conduct.

          3.     Discuss annually with the General Counsel and independent accountants the Company's system for, and the results of, monitoring compliance with the Code of Conduct.

          4.     Ensure that management has the proper review system in place to provide reasonable assurance that the Company's financial statements, reports and other financial information satisfy legal requirements.

          5.     Review with the Company's counsel any legal or regulatory matters that could have a significant impact on the Company's financial statements or compliance policies, and any reports received from regulators or other governmental authorities relating to such matters.

          6.     Establish procedures to receive, retain and treat complaints made to the Company regarding accounting, internal accounting controls, or auditing matters, review such complaints with officers, counsel, the independent auditors and/or independent advisors to the Committee as may be deemed appropriate, and take appropriate action as required for remediation.

          7.     Provide for communication of confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters, review such submissions with officers, counsel, the independent auditors and/or independent advisors to the Committee as may be deemed appropriate without jeopardizing the anonymity of such employees, and take appropriate action as required for remediation.

          8.     Prepare an annual written report of the Committee to the Board and the Company's stockholders with respect to actions taken by the Committee pursuant to this Charter.

          9.     Perform any other activities consistent with this Charter, the Company's By-Laws and applicable law, as the Committee or the Board deems necessary or appropriate.

V.    FUNDING

        The Company shall provide appropriate funding, as determined by the Committee, in its capacity as a Board committee, for payment of:

        A.    Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

        B.    Compensation to any advisers engaged by the Committee under Section I of this Charter; and

        C.    Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Annex B

ANNEX B—1992 STOCK INCENTIVE PLAN
AMPEX CORPORATION
1992 STOCK INCENTIVE PLAN
as amended through June 10, 2005

1.    Purpose

        The purpose of this plan (the "Plan") is to secure for Ampex Corporation (the "Company") and its stockholders the benefits arising from the ownership of stock options and stock appreciation rights by directors and key employees of the Company and its parent and subsidiary corporations, who are expected to contribute to the Company's future growth and success.

2.    Types of Plan Benefits

        (a)    Types of Awards.    Subject to Section 3(a), the Company may in its sole discretion grant, with respect to the Company's Class A Common Stock ("Common Stock"), options ("Options") and/or stock appreciation rights ("Rights") to eligible persons, as authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors). As used in the Plan, an "Award" shall mean an Option or a Right or both and an "Award Owner" shall mean the owner of an Option or a Right or both.

          (i)    Types of Options.    Options granted pursuant to the Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options ("Non-Statutory Stock Options"), which are not intended to or do not meet the requirements of Code Section 422.

          (ii)    Types of Rights.    Rights granted pursuant to the Plan shall entitle the Rights holder to receive shares of the Common Stock of the Company equal in value to the appreciation of a specified number of shares of such Common Stock as provided in Section 7, plus cash for any fractional share. Rights may be either an alternative to or in tandem with the exercise of all or any portion of an Option granted to a Rights holder ("Tandem Rights") or independent of any Options granted hereunder ("Non-Tandem Rights").

3.    Administration

        (a)    General Provisions.    The Plan will be administered by the Board of Directors of the Company (the "Board"), whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Except for all decisions with respect to Awards for officers and directors subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which shall be made only in accordance with the provisions of Section 3(b) below, the Board may in its sole discretion grant Options to purchase shares of the Company's Common Stock, issue Rights to the appreciation in the value of such shares, and issue shares upon exercise of such Options and Rights, and/or distribute cash upon exercise of such Options and Rights, as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective Award agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award agreements, which need not be identical; to advance the lapse of any waiting or installment periods and exercise dates; and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination taken or made under or with respect to the Plan or any Award in good faith.

The Board may, to the full extent permitted by law, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board, and if the Committee is so appointed all references to the Board in the Plan shall mean and relate to such Committee unless the context requires otherwise.

        (b)    Committee of Non-Employee Directors.    Except with respect to Awards to Non-Employee Directors (as defined below), all decisions with respect to Awards to officers and directors subject to Section 16 of the 1934 Act shall be made by a Committee that is composed solely of two or more Non-Employee Directors. A "Non-Employee Director" shall mean a member of the Company's Board of Directors who: (i) is not currently an officer or employee of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship for which disclosure would be required under Item 404(a) of Regulation S-K. All decisions with respect to Awards to any Non-Employee Director shall be made by the Company's Board of Directors, without the participation or vote of such Non-Employee Director. The limitations set forth in this Section 3(b) shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3.

4.    Eligibility

        (a)    Generally

            (i)    Except as provided in Section 4(b), Awards shall be granted only to persons who are, at the time of grant, officers, employees, directors, consultants, advisors or other service providers of the Company or of any Parent Corporation or Subsidiary (as defined in Sections 17(c) and 17(e)); provided that any consultant, advisor or service provider must render bona fide services not in connection with the offer and sale of securities in a capital raising transaction.

            (ii)   An eligible individual may be granted Incentive Stock Options, Non-Statutory Stock Options, Tandem Rights and/or Non-Tandem Rights. A person who has been granted an Award may, if he or she is otherwise eligible, be granted one or more additional Awards if the Board shall so determine.

        (b)    Incentive Stock Options.    No person shall be granted any Incentive Stock Option under the Plan unless at the time such Option is granted, such person is an employee of the Company, or of any Parent Corporation or Subsidiary, and does not own, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary (a "10% Stockholder"), unless the requirements of Section 6(d)(i) are satisfied.

        (c)    Limit on Awards.    Notwithstanding any other provisions of the Plan, the maximum number of shares with respect to which Awards may be granted to any individual during any single fiscal year (the "Individual Award Limit") shall be 83,182 shares (subject to adjustment as provided in Sections 13 and 14), which represents five percent of the Common Stock of the Company that was outstanding on May 19, 1995 (as so adjusted). To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the Individual Award Limit with respect to a participant, (i) if an Award is cancelled, the cancelled Award shall continue to count against the Individual Award Limit; and (ii) if, after grant, the exercise price of an Award is reduced, the transaction shall be treated as the cancellation of the Award and a grant of a new Award, and both the Award that is deemed cancelled and the new Award shall count against the Individual Award Limit.

5.    Stock Subject to Plan

        Subject to adjustment as provided in Sections 13 and 14 below, the maximum number of shares of Common Stock of the Company that may be issued pursuant to Awards granted under the Plan is 712,500 shares. Shares issued pursuant to the Plan may be treasury shares of the Company. The Company shall have no obligation to issue unauthorized shares in respect of Awards. If Awards granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to the unexercised portions of such Awards shall again be available for subsequent Award grants under the Plan. Stock issuable upon exercise of Awards granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board.

6.    Options

        (a)    Forms of Option Agreements.    As a condition to the grant of an Option under the Plan, each recipient of an Option shall execute an Option Agreement, substantially in the form of Exhibit A to the Plan (in the case of Incentive Stock Options) or Exhibit B to the Plan (in the case of Non-Statutory Stock Options). The Option Agreement may be in such other form not inconsistent with the Plan as shall be specified by the Board of Directors at the time such Option is granted.

        (b)    Purchase Price.    No consideration is to be paid for the grant of an Option. The purchase price per share of stock deliverable upon the exercise of an Option shall be determined by the Board on the date such Option is granted; provided, however, that (i) in the case of any Option (other than an Incentive Stock Option granted to a 10% Stockholder), the exercise price shall not be less than 100% of the Fair Value (as defined in Section 17(b)) of such stock, as determined by the Board at the grant of such Option, and (ii) in the case of any Incentive Stock Option granted to a 10% Stockholder, the exercise price shall not be less than 110% of the Fair Value of such stock, as determined by the Board at the grant of such Option.

        (c)    Payment of Exercise Price.    Payment of the exercise price of an Option shall be in cash (by check) or, in the sole discretion of the Board and to the extent authorized in the Option Agreement and permissible under applicable law, in any of the following methods or any combination thereof: (i) by surrender of shares of fully paid Common Stock of the Company with a Fair Value equal to the aggregate exercise price; (ii) by waiver of compensation owed by the Company to the Option holder; (iii) through a cashless exercise arrangement between the Option holder and an NASD broker; (iv) by the surrender of other Options held by the Option holder (other than Incentive Stock Options) to purchase Common Stock of the Company, to the extent of the "spread" on the surrendered Options (the "spread" being the amount by which the Fair Value of the shares covered by the surrendered Options on the exercise date exceeds the aggregate exercise price of the surrendered Options); or (v) by any other lawful means.

        (d)    Incentive Stock Options.    Options granted under the Plan that are intended to be Incentive Stock Options shall be specifically designated as intending to be Incentive Stock Options and shall be subject to the following additional terms and conditions:

          (i)    10% Stockholder.    If any employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such Option a 10% Stockholder, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual: (x) the exercise price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Value of one share of Common Stock at the time of grant; and (y) the option exercise period shall not exceed five years from the date of grant.

          (ii)    Dollar Limitation.    Common Stock of the Company that is acquired pursuant to the exercise of an Incentive Stock Option granted to an employee under the Plan shall be deemed to be acquired pursuant to the exercise of an incentive stock option under Code Section 422, only to the extent that the aggregate Fair Value (determined as of the respective date or dates of grant) of the Common Stock with respect to which such Incentive Stock Option, and all other incentive stock options that are granted to such employee under the Plan (and under any other incentive stock option plans of the Company, and any Parent Corporation and any Subsidiary) are exercisable for the first time by such employee in any one calendar year, does not exceed $100,000. To effectuate the provisions of this Section 6(d)(ii), the Board may designate the shares of Common Stock that are treated as acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate for such shares and identifying such certificates as Incentive Stock Option stock in its stock transfer records. Except as modified by the preceding provisions of this Section 6(d) all the provisions of the Plan applicable to Options shall be applicable to Incentive Stock Options granted hereunder.

7.    Rights

        (a)    Forms of Rights Agreement.    As a condition to the grant of Rights under the Plan, each Rights holder shall execute a Rights Agreement, substantially in the form of Exhibit C to the Plan (in the case of Tandem Rights) or Exhibit D to the Plan (in the case of Non-Tandem Rights), or in such other form not inconsistent with the Plan, as shall be specified by the Board at the time such Rights are granted.

        (b)    Purchase Price.    No consideration is to be paid for the grant of a Right.

        (c)    Entitlement Under Each Right.    To the extent the holder of a Right is vested in such Right (as provided in the Rights Agreement), each Right granted shall entitle the Right holder upon exercise of the Right to receive, for each share covered by the Right, shares of Common Stock with a Fair Value equal to the excess, if any, of (i) the Fair Value, on the effective date of exercise, of one share of Common Stock over (ii) the Fair Value, on the date of grant, of such share plus cash for any fractional share.

8.    Exercise Period

        (a)    Generally.    Each Award shall expire on such date as the Board shall determine on the date such Award is granted, but in no event after the expiration of ten years from the date on which such Award is granted (or five years in the case of Incentive Stock Options described in Section 6(d)(i)), and in all cases each Award shall be subject to earlier termination as provided in the Plan.

        (b)    Effect of Termination of Status as Eligible Participant.    No Award may be exercised unless, at the time of such exercise, the Award Owner is, and continuously since the date of grant of his or her Award, has been an employee, director, consultant, advisor or other eligible service provider of one or more of the Company, a Parent Corporation or a Subsidiary (in each case, an "Eligible Participant"), except that subject to Section 10 and if and to the extent the Award agreement so provides:

          (i)    the Award may be exercised within the period of three months after the date the Award Owner ceases to be an Eligible Participant of any of the foregoing entities (or within such lesser period as may be specified in the Award agreement, except that no Award agreement shall provide for a shorter period than is permitted under applicable federal and state securities laws);

          (ii)   if the Award Owner dies while an Eligible Participant or within three months after the Award Owner ceases to be an Eligible Participant, the Award may be exercised by the administrator of the Award Owner's estate, or by the person to whom the Award is transferred by will or the laws of descent and distribution, within the period of one year after the date of death (or within such lesser period as may be specified in the Award agreement, except that no Award agreement shall provide for a shorter period than is permitted under applicable federal and state securities laws); and

          (iii)  if the Award Owner becomes disabled (within the meaning of Section 22(e)(3) of the Code) while an Eligible Participant, the Award may be exercised within the period of one year after the date the Award Owner ceases to be an Eligible Participant because of such disability (or within such lesser period as may be specified in the Award agreement, except that no Award agreement shall provide for a shorter period than is permitted under applicable federal and state securities laws);

  provided, however, that in no event may any Award be exercised after the expiration date of the Award. Any Award or portion thereof that is vested on or before the date on which the Award Owner ceases to be an Eligible Participant (the "Termination Date"), but not exercised during the applicable time period specified above (or any shorter period specified in the Award agreement) shall be deemed terminated at the end of the applicable time period for purposes of Section 5. Any Award or portion thereof that is not vested, and will not become vested based on the applicable vesting schedule, on or before the Termination Date shall be deemed terminated for purposes of Section 5 on the earlier of (i) the Termination Date or (ii) the date of the Award Owner's last day of active work at the Company (which, in the case of a lay-off, shall be the effective date of the lay-off).

        (c)    Effective Date of Exercise.    Subject to the provisions of Sections 8(a), 8(b) and 10, the exercise of an Award by an Award Owner shall take effect on the date of receipt by the Company of written notice of exercise by the Award Owner, provided such receipt is followed promptly by receipt of any required payment for such exercise.

9.    Assignability of Awards

        To the extent required for registration on Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), no Award granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution; provided that if the requirements for registration on Form S-8 are subsequently amended to permit broader transferability of options, Awards shall be transferable to the extent provided in the Award agreement covering the Award, and the Board shall have discretion to amend any such outstanding Award to provide for broader transferability of the Award as the Board may authorize within the limitations of the requirements for registration on Form S-8 and subject to applicable state securities laws. Notwithstanding the foregoing, if required by the Code, each Incentive Stock Option under the Plan shall be transferable by the holder thereof only by will or the laws of descent and distribution and, during the Option holder's lifetime, shall be exercisable only the Option holder. In the event of any transfer of an Award hereunder that is permitted by the requirements for registration on Form S-8 and by applicable state securities laws, the transferee shall be entitled to exercise the Award in the same manner and only to the same extent as the Award holder (or his or her personal representative or the person who would have acquired the right to exercise the Award by bequest or intestate succession) would have been entitled to exercise the Award under Sections 6, 7 and 8 had the Award not been transferred.

10.    Vesting of Awards

        An Option or Right may be exercised, and payment shall be made upon exercise of such Award, only to the extent that such Award has vested. Unless otherwise specified by the Board at the time an Award is granted, an Award shall vest based on the collective number of years of service with or for the Company, the Parent Corporation and Subsidiaries, in accordance with the schedule or terms set forth in the Award agreement executed by the Award Owner and a duly authorized officer of the Company. Notwithstanding the foregoing, unless the Board specifically authorizes a different vesting schedule with respect to an Award, an Award shall become exercisable based on the number of full years of service that such Award Owner has completed since the Award's date of grant, in accordance with the following schedule:

Number of Years of Service Since Date of Grant	Percentage of Award Available for Exercise (Cumulative)
1 year	25%
2 years	50%
3 years	75%
4 or more years	100%

        The Board, in its discretion, may establish a different vesting schedule at the time an Award is granted.

        Notwithstanding anything to the contrary in this Section 10, upon the exercise of an Award by a director or officer who is subject to Section 16 of the 1934 Act, the Company shall determine if such exercise complies with Rule 16b-3(d)(3). If such exercise does not so comply, such exercise shall not be given effect unless (i) the Company, within 5 days of receipt of the notice of exercise, notifies the Award Owner, in writing, of such noncompliance and the Award Owner responds in writing, in substance and form satisfactory to the Company, within 5 days of receipt of the Company's notification, that such exercise is to remain effective.

11.    General Restrictions

        (a)    Award Owner Representations.    The Company may require any person to whom an Award is granted, as a condition of exercising such Award, to give such written assurances, in substance and form satisfactory to the Company, as the Company deems necessary or appropriate in order to comply with applicable federal and state securities laws. If the Award Owner is subject to Section 16 of the 1934 Act, the Company may require that such Award Owner give written assurances, in substance and form satisfactory to the Company, that such person has consulted with competent counsel as to the application of Section 16(b) of the 1934 Act to such exercise.

        (b)    Stock Certificate Legends.    Certificates representing shares issued upon exercise of the Award shall bear such legends as are deemed appropriate by legal counsel to the Company, unless the Award Owner provides a written opinion of legal counsel, satisfactory to the Company, that any such legend is not required.

        (c)    Compliance With Securities Laws

          (i)    Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of such Award or the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with the grant or exercise of such Award or the issuance or purchase of shares thereunder, such Award shall not be effective or may not be accepted or exercised in whole or in part (as applicable) unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

          (ii)   The Company shall provide each Award Owner with such information, statements, discussions and analyses with respect to the Company in such manner and at such times as may be required under state or federal securities laws.

12.    Rights as a Stockholder

        The Award Owner shall have no rights as a stockholder with respect to any shares covered by the Award until the date on the stock certificate issued to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date on such stock certificate.

13.    Recapitalization

        In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares available under the Plan and under any Awards granted under the Plan (including appropriate adjustment to applicable exercise prices). Such adjustment to outstanding Awards shall be made without change in the total value applicable to the unexercised portion of such Awards as of the date of the adjustment. No such adjustment shall be made with respect to an Incentive Stock Option that would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

14.    Reorganization

        In the event (i) the Company is merged or consolidated with another corporation other than an Affiliate, and the Company is not the surviving corporation, or (ii) all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation other than an Affiliate, or (iii) there is a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to all outstanding Awards, either (x) in the case of a merger, consolidation or reorganization of the Company, make appropriate provision for the protection of any such outstanding Awards by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation that will be issuable in respect of the shares of Common Stock of the Company (provided that no additional benefits shall be conferred upon Award Owners as a result of such substitution), or (y) upon written notice to the Award Owners, provide that all vested unexercised Awards must be exercised within a specified number of days of the date of such notice or they will be terminated, or (z) upon written notice to the Award Owners, provide that all vested unexercised Awards shall be purchased by the Company or successor within a specified number of days of the date of such notice at a price equal to the value the Award Owners would have received if they then exercised all their vested Awards and immediately received full payment in respect of such exercise, as determined in good faith by the Board. In any such case, the Board may, in its discretion, accelerate the exercise dates of all or any individual outstanding Awards; provided, however, the Company may not accelerate the exercise dates of any outstanding Awards to an Award Owner to the extent such acceleration will cause the disallowance of a deduction under the "golden parachute payment" rules under Section 28OG of the Code with respect to any payment to the Award Owner under this Plan or otherwise.

15.    No Special Rights as an Eligible Participant

        Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Award Owner any right with respect to the continuation of his or her employment or other status as an Eligible Participant or interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary), subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or other relationship or to increase or decrease the compensation of the Award Owner from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of services for purposes of this Plan shall be determined by the Board.

16.    Other Employee Benefits

        The amount of any income deemed to be received by an Award Owner as a result of the exercise of an Award or the sale of shares received upon such exercise will not constitute "compensation" or "earnings" with respect to which any other benefits of such person are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

17.    Definitions

        (a)    Affiliate.    The term "Affiliate" shall mean a corporation or other person that, at the time of reference, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

        (b)    Fair Value.    The term "Fair Value" of a share of Common Stock shall mean (i) if the Common Stock is not traded on a national securities exchange or "over the counter," the fair value, as determined in good faith by the Board using any reasonable valuation method without application of a discount to reflect liquidity; (ii) if the Common Stock is traded on a national securities exchange, the closing price for such stock on the day immediately preceding the date of determination or if there is no closing price on such date, the last preceding closing price, or (iii) if the Common Stock is traded "over-the-counter," the closing price on the business day immediately preceding the date of determination, or if a closing price is not available, the average of the highest bid and the lowest offer reported on the business day immediately preceding the date of determination.

        (c)    Parent Corporation.    The term "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain. The status of a corporation as a Parent Corporation shall be determined as set forth above at the time of: (1) the grant of the Award, for purposes of Sections 4, 6(d)(i) and 6(d)(ii); (2) the exercise of the Award, for purposes of Sections 8(b) and 8(b)(i); (3) the Award Owner's death or disability, as applicable, for purposes of Sections 8(b)(ii) and (iii); and (4) the vesting date, for purposes of Section 10.

        (d)    Rule 16b-3.    The term "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to Section 16 of the 1934 Act, or any successor rule.

        (e)    Subsidiary.    The term "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The status of a corporation as a Subsidiary shall be determined as set forth above at the time of: (1) the grant of the Award, for purposes of Sections 4, 6(d)(i) and 6(d)(ii); (2) the exercise of the Award, for purposes of Sections 8(b) and 8(b)(i); (3) the Award Owner's death or disability, as applicable, for purposes of Sections 8(b)(ii) and (iii); and (4) the vesting date, for purposes of Section 10.

18.    Amendment of the Plan

        (a)    General.    The Board may at any time and from time to time modify or amend the Plan in any respect, except that the Board shall not modify or amend the Plan in a manner that would require stockholder approval under Section 422 of the Code, without obtaining such stockholder approval, if such amendment would affect the status of any outstanding Incentive Stock Option as an incentive stock option under Section 422 of the Code. As of June 1996, Section 422 of the Code required stockholder approval of amendments that (A) increase the aggregate number of shares that may be issued pursuant to Incentive Stock Options (except for permissible adjustments provided in the Plan), or (B) change the designation of employees or the class of employees eligible to receive Incentive Stock Options. The termination or any modification or amendment of the Plan shall not, without the consent of an Award Owner, affect his or her rights under an Award previously granted to him or her. With the consent of the Award Owners affected, the Board may amend outstanding Award agreements in a manner not inconsistent with the Plan.

        (b)    Amendments to Comply with Tax and Securities Laws.    Notwithstanding the provisions of Section 18(a), the Board shall have the right, but not the obligation, without the consent of the Company's stockholders, to (i) amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment, as may be afforded incentive stock options under Section 422 of the Code, and (ii) amend or modify the terms and provisions of the Plan and of any outstanding Award granted under the Plan to the extent necessary or advisable to comply with or conform to any securities laws to which, in the opinion of counsel to the Company, the Plan or Award is subject.

19.    Withholding

        The Company shall have the right to deduct from any distribution of cash to an Award Holder, any amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Award. If an Award Holder is to experience a taxable event in connection with the receipt of shares upon exercise of an Award, the Award Holder shall pay the Withholding Taxes to the Company prior to such issuance. The Committee, in its sole discretion, may authorize the Company to permit an Award Holder to satisfy the obligation to pay Withholding Taxes by having the Company withhold a portion of the shares otherwise issuable to the Award Holder having a Fair Value, on the date preceding the date of issuance, equal to the Withholding Taxes; provided that any such withholding with respect to an Award Holder that is subject to Section 16(b) of the 1934 Act shall comply with all requirements necessary to make such withholding an exempt transaction under Section 16(b).

20.    Effective Date and Duration of the Plan

        (a)    Effective Date.    The effective date of the Plan is July 16, 1992 (the "Effective Date"), which was the date on which the Board and the stockholders of the Company first approved the adoption of the Plan. Awards may be granted under the Plan at any time after the Effective Date and before the date fixed for termination of the Plan, as provided in Section 20(b).

        (b)    Termination.    The Plan shall terminate upon the earlier of (i) the close of business on May 23, 2012, which is the day next preceding the tenth anniversary of the date the Company's Board and stockholders approved the extension of the Plan, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of Awards granted under the Plan. If the date of termination is determined under (i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

21.    Rule 16b-3 Compliance

        Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

PROXY CARD

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE

ANNUAL MEETING OF STOCKHOLDERS
AMPEX CORPORATION

June 10, 2005

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1.	ELECTION OF CLASS II DIRECTOR	FOR the nominee liste at right ☐	WITHHOLD Authority to vote for the nominee at right ☐ NOMINEE: Douglas T. McClure, Jr.
2.	PROPOSAL TO AMEND THE COMPANY'S 1992 STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF CLASS A STOCK AUTHORIZED FOR ISSUANCE FROM 412,500 SHARES TO 712,500 SHARES
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2005 FISCAL YEAR
☐ FOR ☐ AGAINST ☐ ABSTAIN
I PLAN TO ATTEND MEETING ☐

The undersigned acknowledges receipt of (a) the Notice of 2005 Annual Meeting of Stockholders, (b) the accompanying proxy statement and (c) the Company's 2004 Annual Report.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE                             DATE                , 2005 SIGNATURE                             DATE                , 2005
Signature if held jointly

PROXY INSTRUCTIONS:

1.
Please sign exactly as the name or names appear on your stock certificate (as indicated hereon).
2.
If the shares are issued in the name of two or more persons, all of them must sign the proxy.
3.
A proxy executed by a corporation must be signed in its name by an authorized officer.
4.
Executors, administrators, trustees and partners should indicate their capacity when signing.

AMPEX CORPORATION
CLASS A COMMON STOCK PROXY
FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 10, 2005

        The undersigned hereby appoints Edward J. Bramson and Craig L. McKibben, or either of them, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of AMPEX CORPORATION to be held at The Peninsula Hotel, located at 700 Fifth Avenue and 55th Street, New York, New York 10019 on June 10, 2005 at 10:00 a.m., and any adjournments thereof, and to vote the number of shares of the CLASS A COMMON STOCK OF AMPEX CORPORATION that the undersigned would be entitled to vote if personally present.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMPEX CORPORATION. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR ELECTION NAMED ON THE REVERSE, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

        IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION AND BY APPLICABLE STATE LAWS (INCLUDING MATTERS THAT THE PROXY HOLDERS DO NOT KNOW, A REASONABLE TIME BEFORE THIS SOLICITATION, ARE TO BE PRESENTED).

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
AMPEX CORPORATION PROXY STATEMENT April 29, 2005
VOTING RIGHTS
SOLICITATION AND REVOCABILITY OF PROXIES
COMPANY BACKGROUND
PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTOR
PROPOSAL NO. 2—AMENDMENT OF 1992 STOCK INCENTIVE PLAN
The Board recommends a vote FOR this proposal .
PLAN BENEFITS 1992 STOCK INCENTIVE PLAN 2004 OPTION GRANTS
PROPOSAL NO. 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Board recommends a vote FOR this proposal .
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option/SAR Grants in Fiscal 2004
Aggregated Option/SAR Exercises in Fiscal 2004 and Fiscal Year End Option/SAR Values
Pension Plan Table
COMPENSATION COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURNS THROUGH 2004 AMPEX CORPORATION, S&P 500 INDEX AND S&P INFORMATION TECHNOLOGY INDEX
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
OTHER BUSINESS
"HOUSEHOLDING" OF DOCUMENTS
ANNUAL REPORT ON FORM 10-K